                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                  CONOCO INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                                                   [CONOCO LOGO]

                                  CONOCO INC.

                            600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079

                                                                  March 23, 1999

Dear Stockholder:

     On behalf of your board of directors and management, you are cordially invited to attend the annual meeting of stockholders to be held at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas on May 12, 1999 at 10:30 a.m.

     It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please either complete and return the enclosed proxy card in the accompanying envelope or vote using the telephone or internet voting procedures provided. Please note that voting using any of these methods will not prevent you from attending the meeting and voting in person.

     You will find information regarding the matters to be voted on at the meeting in the following pages. Our 1998 Annual Report to Stockholders is also enclosed with these materials.

     In addition to the formal items of business to be brought before the meeting, there will be a report on Conoco's operations during 1998, followed by a question and answer period. Your interest in Conoco is appreciated, and we look forward to seeing you on May 12th.

                                            Sincerely,
                                            /s/ ARCHIE W. DUNHAM
                                            Archie W. Dunham
                                            President and Chief Executive
                                            Officer and Director

                                                                   [CONOCO LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 12, 1999

To the Stockholders of Conoco Inc.:

     The annual meeting of stockholders of Conoco Inc. will be held at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas on May 12, 1999 at 10:30 a.m. The purpose of the meeting is to vote on the following proposals described in the accompanying proxy statement, and any other business that may properly be presented at the meeting or any reconvened meeting after any adjournment of the meeting:

        Proposal 1. Election of three directors to serve for a three-year term;

        Proposal 2. Approval of the 1998 Stock and Performance Incentive Plan of
                    Conoco Inc.;

        Proposal 3. Approval of the 1998 Key Employee Stock Performance Plan of
                    Conoco Inc.; and

        Proposal 4. Ratification of the appointment of PricewaterhouseCoopers
                    LLP as Conoco's independent public accountants for 1999.

     ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 15, 1999 CAN VOTE AT THE MEETING.

     You are cordially invited to attend the meeting in person. If you are unable to attend the meeting, please vote by telephone, internet, or by signing, dating and returning the accompanying proxy as soon as possible.

                                            By Order of the Board of Directors
                                            /s/ MICHAEL A. GIST
                                            Michael A. Gist
                                            Corporate Secretary

March 23, 1999
600 North Dairy Ashford
Houston, Texas 77079

                                  CONOCO INC.

                            600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
INTRODUCTION..........................    1
VOTING PROCEDURES.....................    1
  Who May Vote........................    1
  How to Vote.........................    1
  Proxies Can Be Revoked..............    1
  Meeting Attendance..................    2
  Required Votes......................    2
  Expenses of Solicitation............    2
  Proxies for Participants
     in Conoco Plans..................    2
PRINCIPAL STOCKHOLDERS................    3
  Principal Stockholders Table........    3
PROPOSAL I -- Election of Directors...    4
  Nominees for Class I Directors for a
     Three-Year Term to Expire in
     2002.............................    4
  Information on Directors Continuing
     in Office........................    5
  Director Nominations Controlled
     by DuPont........................    7
  Committees of the Board of
     Directors........................    7
  Board Compensation..................    8
STOCK OWNERSHIP OF DIRECTORS AND
  EXECUTIVE OFFICERS..................   10
  Beneficial Ownership Table..........   10
  Section 16(a) Beneficial Ownership
     Reporting Compliance.............   10
COMPENSATION OF EXECUTIVE OFFICERS....   11
  Summary Compensation Table..........   11
  Option Grants Table.................   12
  Option Exercises Table..............   13
  Retirement Benefits.................   13
  Pension Plan Table..................   14

                                        PAGE
                                        ----
  Severance Arrangements..............   14
COMPENSATION COMMITTEE REPORT.........   15
  Salary and Variable Compensation....   15
  Long-Term Compensation..............   16
  Compensation for the Chief Executive
     Officer..........................   16
STOCK PERFORMANCE GRAPH...............   17
DESCRIPTION OF INCENTIVE PLANS........   18
  1998 Stock and Performance Incentive
     Plan of Conoco Inc...............   18
  1998 Key Employee Stock Performance
     Plan of Conoco Inc...............   21
  Administration of the Plan and the
     1998 Plan........................   22
  Federal Income Tax Consequences of
     the Plan and the 1998 Plan.......   23
PROPOSAL II -- Approval of the 1998
  Stock and Performance Incentive Plan
  of Conoco Inc.......................   25
PROPOSAL III -- Approval of the 1998
  Key Employee Stock Performance Plan
  of Conoco Inc.......................   25
PROPOSAL IV -- Ratification of the
  Appointment of Independent
  Accountants.........................   26
ADDITIONAL INFORMATION................   27
  Stockholder Proposals for the 2000
     Annual Meeting...................   27
  Advance Notice Required for
     Stockholder Nominations and
     Proposals........................   27
  Arrangements Between Conoco and
     DuPont...........................   28

                                  INTRODUCTION

     The board of directors of Conoco Inc. (including its subsidiaries where the context requires, "Conoco") is soliciting proxies to be used at the 1999 annual meeting of stockholders. We expect to mail this proxy statement and the accompanying proxy to stockholders beginning on or about March 23, 1999. The mailing address of Conoco's principal executive offices is 600 North Dairy Ashford, Houston, Texas 77079. For a period of ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at Conoco's executive offices for inspection by stockholders during ordinary business hours for proper purposes.

                               VOTING PROCEDURES

WHO MAY VOTE

     Holders of record of Class A Common Stock and Class B Common Stock (together, "Common Stock") at the close of business on March 15, 1999 will be entitled to vote their shares at the annual meeting. As of the record date, Conoco had 190,474,972 shares of Class A Common Stock and 436,543,573 shares of Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to five votes. The holders of Class A Common Stock and Class B Common Stock vote together as a single class on the matters to be considered at the annual meeting, and their votes are counted and totaled together.

HOW TO VOTE

     If you are a stockholder of record, you may vote in one of four ways:

          1. By attending the meeting;

          2. By using the toll-free number listed on the proxy card;

          3. By voting on the internet at the address listed on the proxy card;
             or

          4. By signing, dating and returning your proxy in the envelope provided.

If you hold your shares through someone else, such as a bank or broker, you will be able to vote by telephone or through the internet by following the instructions on the voting instruction form you receive from your bank or broker. If you hold your shares through a bank or broker and wish to attend the annual meeting and vote your shares in person, you must indicate on the voting instruction form your desire to do so and your bank or broker will send you a proxy.

     If you either return your signed proxy or vote using the telephone or internet voting procedures that may be available to you, your shares will be voted as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from each of the other proposals. IF YOU RETURN YOUR SIGNED PROXY CARD AND DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT. If any other items of business properly come before the meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment.

PROXIES CAN BE REVOKED

     You can revoke your proxy at any time before its exercise in any of the following ways:

          1. By submitting written notice of revocation to the Corporate Secretary of Conoco;

          2. By submitting another proxy that is properly signed and later dated;

          3. By submitting a later telephone or internet vote; or

          4. By voting in person at the annual meeting.

MEETING ATTENDANCE

     Because of limited seating, only stockholders, their proxy holders and Conoco's guests may attend the annual meeting. If you plan to attend, please complete and return the enclosed registration card by mail, and bring the enclosed admission ticket with you to the annual meeting. Directions to the meeting site are on the back of the admission ticket.

REQUIRED VOTES

     The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals) are counted as present in determining whether the quorum requirement is satisfied.

     The directors will be elected by a plurality of the votes cast in person or represented by proxy at the annual meeting. Approval of the proposals to approve the 1998 Stock and Performance Incentive Plan of Conoco Inc. and the 1998 Key Employee Stock Performance Plan of Conoco Inc. and to ratify the appointment of the independent accountants will require the affirmative vote of holders of a majority of the votes of the Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

     Abstentions from voting on any matter will be included in the voting tally and will have the same effect as a vote against proposals other than the election of directors. Although broker non-votes are considered present for quorum purposes, they are not considered entitled to vote with respect to any matter. Accordingly, broker non-votes will not affect the outcome of the voting.

EXPENSES OF SOLICITATION

     Conoco will bear the expense of this proxy solicitation. Conoco has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies at a fee of approximately $2,500, plus expenses. Conoco will also reimburse brokers, nominees, fiduciaries and other agents for their expenses in distributing proxy materials to the beneficial owners of Conoco's Class A Common Stock. In addition, Conoco's directors, officers and employees may solicit proxies personally or by telephone.

PROXIES FOR PARTICIPANTS IN CONOCO PLANS

     If you are a record holder of Common Stock as well as a participant in the Thrift Plan for Employees of Conoco Inc. (the "Thrift Plan"), the Thrift Plan for Retail Employees of Conoco Inc. or any eligible stock plans for employees outside of the United States, you will receive separate voting instructions for your plan holdings as well as a proxy card or voting instruction form for your individual holdings. Please sign and return all proxy cards promptly to ensure that all of your shares are represented at the annual meeting.

                             PRINCIPAL STOCKHOLDERS

     Until October 21, 1998, Conoco was a wholly owned subsidiary of E. I. du Pont de Nemours and Company (including its subsidiaries where the context requires, "DuPont"). On that date, Conoco sold 191,456,427 shares of Class A Common Stock to the public in registered initial public offerings (the "Offerings"). Prior to the Offerings, Conoco and DuPont entered into a Restructuring, Transfer and Separation Agreement (the "Separation Agreement"). Pursuant to the Separation Agreement, the operations of Conoco and DuPont were substantially reorganized and certain entities, assets, liabilities and related operations were transferred between the companies (the "Separation"). Under the Separation Agreement, until such time as DuPont's ownership in Conoco is reduced, DuPont will be able to exercise substantial control in the affairs of Conoco. DuPont is able, acting alone, to elect the entire board of directors of Conoco and to approve most actions requiring stockholder approval. For further information, see "Director Nominations Controlled by DuPont" on page 7 and "Additional Information -- Arrangements Between Conoco and DuPont" on page 28.

     The following table sets forth certain information regarding the beneficial ownership as of March 1, 1999 of shares of Class A and Class B Common Stock by DuPont and each other person or entity known to Conoco to be a beneficial owner of 5% or more of Conoco's voting securities.

                          PRINCIPAL STOCKHOLDERS TABLE

                                                    CLASS A COMMON STOCK     CLASS B COMMON STOCK
                                                    ---------------------   ----------------------
                                                      NUMBER     PERCENT      NUMBER      PERCENT
NAME AND ADDRESS                                    OF SHARES    OF CLASS    OF SHARES    OF CLASS
----------------                                    ----------   --------   -----------   --------
E. I. du Pont de Nemours and Company..............      --          --      436,543,573     100%(1)
  1007 Market Street
  Wilmington, Delaware 19898
Putnam Investments, Inc. and related
  entities(2).....................................  13,654,179     7.1%         --         --
  One Post Office Square
  Boston, Massachusetts 02109
Ark Asset Management Co., Inc.(3).................  11,278,200     5.9%         --         --
  125 Broad Street
  New York, New York 10004
Citigroup, Inc.(4)
  153 East 53rd Street
  New York, New York 100043.......................  10,259,914     5.4%         --         --
Scudder Kemper Investments, Inc.(5)...............   9,693,000     5.1%         --         --
  345 Park Avenue
  New York, New York 10154

---------------

(1) Shares of Class B Common Stock have five votes per share. Accordingly, DuPont's ownership of Class B Common Stock represents approximately 92% of the combined voting power of the Class A and Class B Common Stock.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 4, 1999 by Putnam Investments, Inc. ("PI"), a subsidiary of Marsh & McLennan Companies, Inc. ("MMC"), on behalf of itself, MMC, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). Consists of 12,483,788 shares beneficially owned by PIM and 1,170,391 shares beneficially owned by PAC, both wholly owned registered investment advisors of PI. Both subsidiaries have dispositive power over the shares as investment managers, but each of the mutual funds' trustees have voting power over shares held by each fund, and PAC has shared voting power over the shares held by institutional clients. The address of MMC is 1166 Avenue of the Americas, New York, New York 10036.

(3) Based on a Schedule 13G filed with the SEC on February 4, 1999.

(4) Based on a Schedule 13G filed with the SEC on February 12, 1999. Consists entirely of shares beneficially owned by subsidiaries of Citigroup Inc. which individually qualify to file a Schedule 13G but whose beneficial ownership does not exceed 5%. Citigroup Inc. has shared voting and dispositive power over all these shares, but disclaims beneficial ownership of all such shares.

(5) Based on a Schedule 13G filed with the SEC on February 11, 1999. Scudder Kemper Investments, Inc. has sole voting power with respect to 3,253,300 shares, shared voting power with respect to 6,013,300 shares, sole dispositive power with respect to 9,488,800 and shared dispositive power with respect to 204,200 shares.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

                             (Item 1 on Proxy Card)

     Conoco's restated certificate of incorporation provides that the board of directors will consist of not less than six nor more than 15 directors. The board of directors is classified into three classes, designated Class I, Class II and Class III, with terms initially expiring in 1999, 2000 and 2001, respectively. Thereafter, the terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting to serve for full three-year terms, or until their successors are elected and qualified. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The current number of authorized directors is set at nine. As of the record date, only eight of the nine director positions were occupied. Filling the vacancy will not occur at the annual meeting. Proxies may be voted only for those nominees set forth below. If the vacancy is filled prior to the annual meeting in 2000, it will be filled by a majority vote of the directors then in office.

     Unless you withhold authority to vote for directors in the proxy, your shares will be voted for the election of the three nominees listed below. The directors will be elected by a plurality of the votes of shares of Common Stock cast in person or by proxy at the meeting. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons the board of directors recommends.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF EACH NOMINEE LISTED BELOW. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

     The terms of office for the three directors in Class I expire at this annual meeting. The board of directors has selected the nominees listed below for election as Class I directors. If elected, each director will serve until the annual meeting of stockholders in 2002 or until he or she is succeeded by another qualified director who has been elected. The terms of office of all other directors expire at the annual meeting in 2000 or 2001, as the case may be. The board of directors held three meetings in 1998. With the exception of Mr. Rhodes, who was not present at one board meeting and one meeting of the Audit and Compliance Committee, all directors attended at least 75% of the meetings of the board of directors and the committees thereof of which they are members. The following biographical information regarding the nominees for director and each current director is as of March 15, 1999.

NOMINEES FOR CLASS I DIRECTORS FOR A THREE-YEAR TERM TO EXPIRE IN 2002

[PHOTO]                   Ruth R. Harkin, age 54, has been a Class I director since
                          October 1998. She is Senior Vice President, International
                          Affairs and Government Relations of United Technologies
                          Corporation ("UTC") and Chair of United Technologies
                          International, UTC's international representation arm.
                          Previously, Mrs. Harkin was the President and Chief
                          Executive Officer of the Overseas Private Investment
                          Corporation ("OPIC") in the Clinton administration from 1993 to 1997. Mrs. Harkin was elected as a prosecutor in the
                          office of the County Attorney of Story County, Iowa in 1973.
                          She also served as Deputy General Counsel at the U.S.
                          Department of Agriculture and was Of Counsel at the law firm of Akin, Gump, Strauss, Hauer & Feld. Mrs. Harkin is a
                          member of the Board of Visitors of the College of Business
                          Administration, University of Iowa. She also sits on the
                          boards of the Center for National Policy and the National
                          Association of Manufacturers.

[PHOTO]                   Frank A. McPherson, age 65, has been a Class I director
                          since October 1998. He retired as Chairman and Chief
                          Executive Officer of Kerr-McGee Corporation on February 1,
                          1997. He joined Kerr-McGee in 1957 and held many technical, operational and managerial positions, including President
                          from 1980 to 1983. He is a past director of the Federal
                          Reserve Bank of Kansas City and the Oklahoma State
                          University foundation Board of Trustees. Mr. McPherson
                          serves on the boards of directors of Kimberly-Clark Corp.,
                          Bank of Oklahoma, Tri-Continental Corporation, Seligman
                          Quality Fund, Inc., Seligman Select Municipal Fund, Inc.,
                          and the Seligman Group of Mutual Funds. He is also a member of the boards of the American Petroleum Institute, Boys and
                          Girls Clubs of America, Baptist Medical Center, Oklahoma
                          Chapter of Nature Conservancy, Oklahoma City Chamber of
                          Commerce, Oklahoma City Public School Foundation, Oklahoma
                          Medical Research Foundation and Oklahoma Foundation for
                          Excellence in Education.

[PHOTO]                   Gary M. Pfeiffer, age 49, has been a Class I director since
                          July 1998. He has been Senior Vice President, Finance and
                          Chief Financial Officer of DuPont since 1997. From 1994 to
                          1997, Mr. Pfeiffer was Vice President and General Manager of
                          DuPont Nylon, North America, with responsibility for all of
                          DuPont's nylon fiber and intermediates business in North
                          America. He has also served as Global Business Director,
                          Nylon Intermediates for DuPont Chemicals from 1992 to 1994, and as Director -- Finance for DuPont Chemicals and
                          Specialties Manufacturing from 1991 to 1992. Since he joined
                          DuPont in 1974, Mr. Pfeiffer has held a number of technical and managerial positions in the United States and overseas.
                          He is also on the board of the Hagley Museum and Library.

INFORMATION ON DIRECTORS CONTINUING IN OFFICE

  CLASS II DIRECTORS WITH TERMS EXPIRING IN 2000

[PHOTO]                   Archie W. Dunham, age 60, has been a Class II director since
                          July 1998. He has been President and Chief Executive Officer of Conoco since 1996. He joined Conoco in 1966 and
                          subsequently held a number of commercial and managerial
                          positions within Conoco and DuPont. He currently serves on both companies' boards of directors. Mr. Dunham is also a
                          member of the boards of directors of Louisiana-Pacific
                          Corporation and Phelps Dodge Corporation. Mr. Dunham is a
                          former Executive Vice President, Exploration Production and
                          Executive Vice President, Refining, Marketing, Supply and
                          Transportation for Conoco. He was also a Senior Vice
                          President, Polymers and Senior Vice President, Chemicals and
                          Pigments for DuPont. He is a director of the American
                          Petroleum Institute, the U.S.-Russia Business Council and
                          the Greater Houston Partnership. He is Chairman of the
                          United States Energy Association, Vice-Chairman of the
                          National Petroleum Council and a member of The Business
                          Council. Mr. Dunham is also a member of the Board of
                          Visitors and the Energy Center board of directors at the
                          University of Oklahoma. He also serves on the board of
                          trustees of the Memorial Hermann Healthcare System in
                          Houston, the Houston Grand Opera, the Houston Symphony, the
                          George Bush Presidential Library and the Smithsonian
                          Institution.

[PHOTO]                   William K. Reilly, age 59, has been a Class II director
                          since October 1998. He is currently a member of the board of directors of DuPont and is President and Chief Executive
                          Officer of Aqua International Partners, an investment group which finances water improvements in developing countries.
                          Formerly, Mr. Reilly was a visiting professor at the
                          Institute of International Studies at Stanford University
                          and served as Administrator of the U.S. Environmental
                          Protection Agency from February 1989 to January 1993. Mr.
                          Reilly was president of the Conservation Foundation from
                          1973 to 1989 and, after its affiliation with World Wildlife
                          Fund in 1985, served as President of both groups. He also
                          serves on the boards of Royal Caribbean International and
                          Evergreen Holdings. He is Chairman of the Board of the
                          American Farmland Trust and serves on the boards of National
                          Geographic Society, World Wildlife Fund and Yale University.
                          Mr. Reilly also serves as a member of the board of the
                          Presidio Trust of San Francisco.

[PHOTO]                   Franklin A. Thomas, age 64, has been a Class II director
                          since October 1998. He has been a consultant to the TFF
                          Study Group, a non-profit initiative assisting development in southern Africa, since April 1996. Mr. Thomas was
                          President and Chief Executive Officer of The Ford Foundation
                          from 1979 to 1996. He also serves as a director of ALCOA
                          Inc., Citigroup Inc. and its subsidiary, Citibank, N.A.,
                          Cummins Engine Company, Inc., Lucent Technologies, Inc. and
                          PepsiCo, Inc.

  CLASS III DIRECTORS WITH TERMS EXPIRING IN 2001

[PHOTO]                   Edgar S. Woolard, Jr., age 64, has been a Class III director since July 1998. He retired as Chairman of the Board of
                          Directors of DuPont on October 29, 1997, having served since
                          1989. He was named Chairman of the Board of Conoco in July
                          1998. He remains a director of DuPont. Since he joined
                          DuPont in 1957, he occupied many technical and managerial
                          positions at various locations across the United States.
                          From 1987 to 1989, Mr. Woolard served as President and Chief
                          Operating Officer of DuPont, and from 1989 to 1995, as
                          Chairman and Chief Executive Officer. Mr. Woolard is a
                          director of Citigroup Inc. and Apple Computer, Inc. and a
                          member of The Business Council, the Board of Trustees of
                          Winterthur Museum, the Christiana Care Corporation, the
                          Protestant Episcopal Theological Seminary in Virginia and
                          the North Carolina Textile Foundation. He is also a member of the National Academy of Engineering and the Bretton Woods
                          Committee.

[PHOTO]                   William R. Rhodes, age 63, has served as a Class III
                          director since October 1998. He is a Vice Chairman of
                          Citibank, N.A., a principal subsidiary of Citigroup, Inc.
                          Mr. Rhodes is Vice Chairman of the Institute of
                          International Finance, a director of the Private Export
                          Funding Corporation, a trustee and member of the Executive
                          Council of the Council of the Americas, an Executive
                          Committee member of the Bretton Woods Committee and the
                          U.S.-Russia Business Council, and a founding member of the
                          U.S. National Advisory Council to the International
                          Management Center. Other board memberships include The Group of Thirty, the Americas Society, The African-American
                          Institute, CHIPCo, and the U.S.-Egypt Presidents' Council.
                          He is also a member of the Council on Foreign Relations, the
                          Foreign Policy Association, and The Bankers Roundtable. Mr.
                          Rhodes is a past Chairman of the U.S. Advisory Committee of the Export-Import Bank of the United States, past Chairman of the U.S. section of the Venezuela-U.S. Business Council, past President of the Venezuela-American Chamber of
                          Commerce, and past President of the Bankers Association for
                          Foreign Trade. He is a Governor and Trustee of the New York
                          and Presbyterian Hospital and a director of the New York
                          City Partnership and Chamber of Commerce. He serves as a
                          trustee of Brown University and Chairman of the Board of
                          Trustees of the Northfield Mount Hermon School.

DIRECTOR NOMINATIONS CONTROLLED BY DUPONT

     Under the terms of the Separation Agreement, so long as DuPont beneficially owns shares representing 50% or more of the voting power of the outstanding Common Stock of Conoco, DuPont will have the right to designate for nomination by Conoco's board of directors a majority of the members of Conoco's board of directors and a majority of its Audit and Compliance Committee and Compensation Committee. So long as DuPont beneficially owns shares representing less than 50% but more than 10% of the voting power of outstanding voting stock of Conoco, DuPont will have the right to designate for nomination by Conoco's board of directors a number of directors proportionate to DuPont's voting power, and, so long as DuPont beneficially owns greater than 10% of the voting power, all committees of the board of directors are required to include at least one director designated by DuPont. DuPont's designees on the board of directors are currently Messrs. Woolard, Pfeiffer, Reilly, Thomas and Rhodes. DuPont has announced its intention to offer its shares of Class B Common Stock to DuPont shareholders in exchange for DuPont shares in a tax-free split-off expected to be completed in 1999. Upon the completion of the split-off, some or all of the directors nominated by DuPont may resign. In that case, the vacancies will be filled by the majority of the directors then in office. There can be no assurance that the split-off will occur.

COMMITTEES OF THE BOARD OF DIRECTORS

  AUDIT AND COMPLIANCE COMMITTEE

Members:          Frank A. McPherson, Chairman
                  Ruth R. Harkin
                  Gary M. Pfeiffer
                  William R. Rhodes

Number of meetings in
1998:                     Two

Principal Functions:
                  The Audit and Compliance Committee has oversight responsibility for Conoco's internal control structure, financial reporting, and legal and ethical compliance program, including strategic oversight of corporate safety, health and environmental policy and direction. The committee selects an independent accounting firm, subject to shareholder ratification, to audit Conoco's financial statements. It also requests that Conoco's subsidiaries engage independent accountants, as deemed appropriate by the committee, to audit their respective financial statements. The committee receives reports and comments from Conoco's independent accountants and takes such actions with respect thereto as it deems appropriate, reviews significant accounting principles employed in Conoco's financial reporting, reviews and recommends approval of Conoco's annual financial statements and maintains direct lines of communication with the board of directors and Conoco's management, internal auditing staff and independent accountants. It reports to the board of directors a summary of its findings and recommendations.

  COMPENSATION COMMITTEE

Members:          Franklin A. Thomas, Chairman
                  William K. Reilly
                  Edgar S. Woolard, Jr.

Number of Meetings in
1998:                     Two

Principal Functions:
                  The Compensation Committee is responsible for overseeing and administering Conoco's executive compensation policies, plans and practices. The committee has responsibility for approving and/or recommending to the board of directors levels of compensation for the President and Chief Executive Officer, as well as stock options, performance awards and other stock-based awards for employee directors and senior management. The committee also administers certain grants to management under Conoco's stock-based compensation plans and adopts and/or recommends to the full board of directors new plans or changes in these programs. In addition, the committee oversees succession planning for the Chief Executive Officer and other key executives.

BOARD COMPENSATION

     Directors who are employees of Conoco or DuPont receive no additional compensation for serving on the board of directors. At the time of the Offerings, each nonemployee member of the board of directors received a special grant of stock options to purchase 3,900 shares of Class A Common Stock and a grant of 4,135 restricted stock units with respect to Class A Common Stock. Future nonemployee directors, upon election to the board, will receive a grant of restricted stock units with an aggregate value on the date of grant equal to $95,000. On an annual basis, nonemployee directors will receive a fee of $30,000, a grant of restricted stock units with an aggregate value on the date of grant of $20,000, and options to purchase Common Stock with a present value on the date of grant of $30,000.

     Stock options and restricted stock units are awarded pursuant to the terms of the 1998 Stock and Performance Incentive Plan of Conoco Inc. See "Description of Incentive Plans -- 1998 Stock and Performance Incentive Plan of Conoco Inc." on page 18. Stock options have a term of ten years and become exercisable in increments of one-third of the total grant on the first, second and third anniversaries of the grant. The present value of stock options is determined using a generally accepted stock option valuation methodology. Restricted stock units are grants of units representing Common Stock. Shares underlying restricted stock units granted to directors may not be sold or voted for a period of three years, but dividend equivalents in the form of additional units are credited during such period. Restricted stock units vest immediately upon grant and stock options vest after six months of service as a director.

     Annual fees and awards of restricted stock units may be deferred pursuant to the terms of Conoco's Deferred Compensation Plan for Nonemployee Directors, which is established under the 1998 Stock and Performance Incentive Plan. An election to defer must generally be made prior to the commencement of the fiscal year in which it will be earned. Once made, the election is generally irrevocable for the first year with respect to which the election is made. The deferred amounts are deemed to be invested, pursuant to the election of the participant, in Common Stock or in an interest-bearing account.

     Each deferral election will indicate the time (either on the date of termination of service as a director or on the date that is five years following such date) and form of payment for the amounts to be deferred. Distributions will be made in cash or Common Stock to the participant at the time irrevocably selected on the deferral form, or, in the event of the participant's death, to the participant's designated beneficiary. Upon a change in control of Conoco, at the director's election, all deferred amounts (including deferred restricted stock units) may be paid in full.

     Board members are also eligible to participate in the Directors' Charitable Gift Plan, which provides that, upon a director's death, Conoco will make a donation in an amount equal to $200,000 per year for five years to the tax-exempt educational institutions or charitable organizations recommended by such director and approved by Conoco. Each director will be fully vested in the Directors' Charitable Gift Plan after completing one year of service as director. Conoco may fund the Directors' Charitable Gift Plan through, among other vehicles, the purchase of life insurance policies on the lives of the directors. Conoco will be the beneficiary of and will own such policies. Employee directors may elect to participate in the plan provided they bear their allocable cost of the plan. Directors derive no personal financial or tax benefit from the Directors' Charitable Gift Plan because the charitable, tax-deductible donations and insurance proceeds, if any, accrue solely to the benefit of Conoco.

     A board member who serves as chairman of a standing board committee receives a supplement of $5,000 annually. No additional fees are paid for serving on board committees or for attending board or committee meetings.

     In lieu of the compensation payable to nonemployee directors described above (other than participation in the Directors' Charitable Gift Plan), Edgar
S. Woolard, Jr., Chairman of the Board, is entitled to receive an annual fee of $300,000 and annual equity grants with a present value on the date of grant of $700,000. An initial grant of 4,350 restricted stock units with respect to Class A Common Stock and nonqualified options to purchase 170,000 shares of Class A Common Stock was made at the closing of the Offerings and covers Mr. Woolard's first two years of service as a director. Restricted stock units and stock options are granted under the 1998 Stock and Performance Incentive Plan and have provisions consistent with those of the other nonemployee directors.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Class A Common Stock beneficially owned on March 1, 1999, by each Conoco director, director nominee, executive officer named in the Summary Compensation Table below and all directors, director nominees and executive officers as a group. None of such individuals owns Class B Common Stock.

                           BENEFICIAL OWNERSHIP TABLE

                                                          SHARES
                                                       BENEFICIALLY    PERCENT OF
NAME                                                  OWNED(1)(2)(3)     CLASS
----                                                  --------------   ----------
Edgar S. Woolard, Jr................................       12,350(4)     *
Archie W. Dunham....................................    2,676,029(5)      1.4%
Ruth R. Harkin......................................        4,135        *
Frank A. McPherson..................................        7,430        *
Gary M. Pfeiffer....................................           --        --
William K. Reilly...................................        4,816        *
William R. Rhodes...................................        4,135        *
Franklin A. Thomas..................................        4,135        *
Gary W. Edwards.....................................    1,261,894        *
Robert E. McKee III.................................    1,001,521(6)     *
Robert W. Goldman...................................      305,269        *
Rick A. Harrington..................................      307,885        *
Directors and Executive Officers as a Group (12
  persons)..........................................    5,589,599         2.9%

---------------

  * Less than 1%

(1) The persons named in this table have sole voting power and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table and these notes.

(2) Includes restricted or deferred stock units credited under the 1998 Stock and Performance Incentive Plan and the Deferred Compensation Plan for Nonemployee Directors, the following number of which may be voted or sold only upon the passage of time: Mr. Woolard -- 4,350; Mr. Dunham -- 80,584; Ms. Harkin -- 4,135; Mr. McPherson -- 4,135; Mr. Reilly -- 4,135; Mr. Rhodes -- 4,135; and Mr. Thomas -- 4,135.

(3) Includes beneficial ownership of the following number of shares of Class A Common Stock which may be acquired within 60 days of March 1, 1999 pursuant to stock options awarded under compensation plans: Mr. Dunham -- 2,450,870; Mr. Edwards -- 1,233,596; Mr. McKee -- 986,740; Mr. Goldman -- 298,583; and
    Mr. Harrington -- 301,528. Of such options, the following number are subject to stock price hurdles which have not yet been met: Mr. Dunham -- 392,846; Mr. Edwards -- 182,324; Mr. McKee -- 173,427; Mr. Goldman -- 52,562; and Mr.
    Harrington -- 80,349.

(4) Includes 3,000 shares owned by Mr. Woolard's wife.

(5) Includes 10,100 shares held in Dunham Management Trust, a revocable grantor trust.

(6) Includes 100 shares owned by Mr. McKee's wife and 200 shares owned by Mr. McKee's son.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Conoco's directors and executive officers, and persons who own more than ten percent of a registered class of Conoco's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Conoco Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Conoco with copies of all Section 16(a) forms they file.

     To Conoco's knowledge, based solely on review of the copies of such reports furnished to it and written representations that such reports accurately reflect all reportable transactions and holdings, during the year ended December 31, 1998, all Section 16(a) reports applicable to its officers, directors and greater than 10% beneficial owners were filed on a timely basis.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Until October 1998, the executive officers named in the table below participated in DuPont's compensation plans. The following table provides information about the compensation of Conoco's chief executive officer and four other most highly compensated executive officers (the "Named Officers") during 1997 and 1998 without regard to whether compensation was provided under DuPont's plans or Conoco's plans. Two additional tables provide detailed information about the employees' stock options.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                            ANNUAL COMPENSATION             -----------------------
                                  ---------------------------------------                  SHARES
                                                               OTHER        RESTRICTED   UNDERLYING
NAME AND                                                      ANNUAL          STOCK       OPTIONS        ALL OTHER
PRINCIPAL POSITION         YEAR    SALARY     BONUS(1)    COMPENSATION(2)   AWARDS(3)    GRANTED(4)   COMPENSATION(5)
------------------         ----   --------   ----------   ---------------   ----------   ----------   ---------------
Archie W. Dunham.........  1998   $901,261   $1,300,000       $29,946       $1,100,090   1,693,040        $51,750
  President, Chief         1997    667,500    1,450,000        33,075                      794,936         39,950
  Executive Officer and
  Director
Gary W. Edwards..........  1998    469,460      389,000        16,347                      567,974         27,620
  Executive Vice           1997    431,320      725,000        24,044                      364,648         25,715
  President, Refining,
  Marketing, Supply and
  Transportation
Robert E. McKee III......  1998    418,775      372,000        30,573                      561,677         24,563
  Executive Vice           1997    374,400      718,000        16,612                      346,854         22,247
  President, Exploration
  Production
Robert W. Goldman........  1998    262,750      140,000         6,211                      164,191         15,390
  Senior Vice President,   1997    236,700      292,000         1,513                      105,672         13,958
  Finance, and Chief
  Financial Officer
Rick A. Harrington.......  1998    264,500      172,000         1,760                      198,411         15,600
  Senior Vice President,   1997    229,500      325,000         4,703                      163,716         13,598
  Legal, and General
  Counsel

---------------

(1) On average, approximately 25% of 1998 variable compensation (i.e., bonus) was paid in Class A Common Stock, and about 25% of 1997 variable compensation was paid in DuPont common stock.

(2) Other annual compensation consists solely of the reimbursement for the payment of taxes.

(3) For 1998, Mr. Dunham received 47,830 restricted stock units with respect to Class A Common Stock valued at $23 per unit. Such stock units vest two years from the date of grant. During such period, dividend equivalents will be credited to Mr. Dunham's account in the form of additional units. Such restricted stock units had an aggregate value of $998,451 on December 31, 1998 based on the closing price on the New York Stock Exchange on such date of $20.875.

(4) Reflects, for 1998, new grants of Conoco stock options and, for 1997 and 1998, replacement grants of Conoco stock options at the time of the Offerings resulting from the election of the officers to surrender DuPont stock options granted in 1997 and 1998 and receive Conoco stock options having an equivalent appreciated value at the time of the Offerings. The number of shares of Class A Common Stock covered by the replacement stock options was calculated by multiplying the number of shares of DuPont common stock subject to the original DuPont options by a factor of 2.7376, and the exercise price of the options was decreased by dividing the original exercise price by the same factor.

(5) 1998 amounts consist of matching contributions made pursuant to Conoco's Thrift Plan and the following amounts credited under DuPont's savings restoration plan: Mr. Dunham -- $42,150; Mr. Edwards -- $18,020; Mr. McKee -- $14,963; Mr. Goldman -- $5,790; and Mr. Harrington -- $6,000.

                              OPTION GRANTS TABLE

                                                     INDIVIDUAL OPTION GRANTS IN 1998(1)(2)          POTENTIAL REALIZABLE
                                                 -----------------------------------------------       VALUE AT ASSUMED
                                                 NUMBER OF     PERCENT                               ANNUAL RATES OF STOCK
                                                   SHARES      OF TOTAL                             APPRECIATION FOR OPTION
                                                 UNDERLYING    OPTIONS                                      TERM(5)
                                                  OPTIONS      GRANTED     EXERCISE   EXPIRATION   -------------------------
NAME                                              GRANTED     IN 1998(3)   PRICE(4)      DATE          5%            10%
----                                             ----------   ----------   --------   ----------   -----------   -----------
Archie W. Dunham...............................    388,740      11.83%      $21.73    02/03/2008   $ 5,313,532   $13,465,565
                                                 1,304,300      16.40        23.00    10/20/2008    18,866,178    47,810,551
Gary W. Edwards................................    132,774       4.04        21.73    02/03/2008     1,814,835     4,599,159
                                                   435,200       5.47        23.00    10/20/2008     6,294,994    15,952,735
Robert E. McKee III............................    126,477       3.85        21.73    02/03/2008     1,728,764     4,381,037
                                                   435,200       5.47        23.00    10/20/2008     6,294,994    15,952,735
Robert W. Goldman..............................     40,791       1.24        21.73    02/03/2008       557,556     1,412,959
                                                   123,400       1.55        23.00    10/20/2008     1,784,932     4,523,363
Rick A. Harrington.............................     75,011       2.28        21.73    02/03/2008     1,025,295     2,598,306
                                                   123,400       1.55        23.00    10/20/2008     1,784,932     4,523,363

---------------

(1) All options have a term of ten years and become exercisable in increments of one-third of the total grant on the first, second and third anniversaries of the grant. In addition, the options expiring on February 3, 2008 were to become exercisable only upon a 20% increase in the price of DuPont's common stock, which has occurred.

(2) The options expiring on February 3, 2008 were originally granted with respect to DuPont common stock and the amounts shown represent the number of shares of Conoco Class A Common Stock resulting from the replacement in October 1998 of outstanding DuPont options with Conoco stock options in connection with the Offerings. The number of shares of Conoco Class A Common Stock covered by the replacement options was calculated by multiplying the number of shares of DuPont common stock subject to the original options by a factor of 2.7376, and the exercise price of the options was decreased by dividing the original exercise price by the same factor.

(3) Percent of total options granted to Conoco employees.

(4) The original exercise price for the options expiring on February 3, 2008 was the average of the high and low prices of the DuPont common stock as reported on the New York Stock Exchange Composite Transactions Tape on February 4, 1998, the date of the grant. Such exercise price was adjusted by dividing it by a factor of 2.7376 upon the replacement of the DuPont stock options with Conoco stock options. The exercise price for the options expiring on October 20, 2008 was the initial public offering price of Conoco's Class A Common Stock on October 21, 1998, the date of the grant.

(5) Represents total appreciation over the exercise price at the assumed annual appreciation rates of 5% and 10% compounded annually for the term of the options.

                             OPTION EXERCISES TABLE
                (Aggregated Option Exercises in Last Fiscal Year
                          and Year-end Option Values)

                                                                     NUMBER OF SHARES
                                                                        UNDERLYING               VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                      SHARES                         DECEMBER 31, 1998          AT DECEMBER 31, 1998(2)
                                    ACQUIRED ON      VALUE      ---------------------------   ---------------------------
               NAME                  EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                 -----------   -----------   -----------   -------------   -----------   -------------
Archie W. Dunham..................      --            --         1,928,446      2,085,886     $16,449,027     $666,895
Gary W. Edwards...................      --            --         1,007,016        750,298       9,444,625      309,513
Robert E. McKee III...............      --            --           771,156        735,104       6,502,665      294,410
Robert W. Goldman.................      --            --           232,426        216,753       1,955,829       89,229
Rick A. Harrington................      --            --           196,177        278,760       1,166,709      136,400

---------------

(1) No Conoco stock options were exercised in 1998. DuPont stock options were exercised by the following officers in the amounts indicated: Mr. McKee, 14,708 shares with a realized value of $487,878; Mr. Goldman, 8,406 shares with a realized value of $292,078; and Mr. Harrington, 23,492 shares with a realized value of $925,806. The realized value represents the pre-tax gain, which is the difference between the market value of the shares on the date of exercise of the options and the exercise price.

(2) Represents the closing price as reported on the New York Stock Exchange for Class A Common Stock on December 31, 1998 of $20.875, less the exercise price for all outstanding exercisable and unexercisable options for which the exercise price is less than such closing price. Exercisable options have been held at least one year from the date of grant and have met applicable stock price hurdles. Unexercisable options have been held for less than one year or have not met the applicable stock price hurdles.

RETIREMENT BENEFITS

     Retirement benefits for Conoco employees are provided under the DuPont Pension and Retirement Plan, and are based on an employee's years of service and average monthly pay during the employee's three highest paid years. "Average monthly pay" for this purpose includes regular compensation and 100% of annual variable compensation payments, but excludes other bonuses and compensation in excess of limits imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Code limits the amount of annual benefits which may be payable from the pension trust. Retirement benefits in excess of these limitations are paid from Conoco's general revenues under separate, nonfunded pension restoration plans.

     Effective as of the date DuPont ceases to own securities representing 80% or more of the voting power and 80% or more of the economic value of all outstanding shares of Common Stock, Conoco will establish its own retirement plan. See "Additional Information -- Arrangements Between Conoco and
DuPont -- Employee Matters Agreement."

     The table below illustrates the straight-life annuity amounts payable under the DuPont Pension and Retirement Plan and retirement restoration plans to Conoco employees retiring at age 65 in 1998. These amounts reflect an offset based on Social Security benefits. The current years of service credited for retirement benefits for the Named Officers are as follows: 33 years for Archie
W. Dunham; 35 years for Gary W. Edwards; 31 years for Robert E. McKee III; 33 years for Robert W. Goldman; and 19 years for Rick A. Harrington.

                               PENSION PLAN TABLE

                                           ESTIMATED ANNUAL RETIREMENT BENEFITS ON SERVICE OF:
                                         -------------------------------------------------------
   SALARY AND VARIABLE COMPENSATION       30 YEARS       35 YEARS       40 YEARS       45 YEARS
   --------------------------------      ----------     ----------     ----------     ----------
$ 450,000..............................  $  208,000     $  244,000     $  280,000     $  316,000
   900,000.............................     424,000        496,000        568,000        640,000
 1,350,000.............................     640,000        748,000        856,000        964,000
 1,800,000.............................     856,000      1,000,000      1,144,000      1,288,000
 2,250,000.............................   1,072,000      1,252,000      1,432,000      1,612,000
 2,700,000.............................   1,288,000      1,504,000      1,720,000      1,936,000

SEVERANCE ARRANGEMENTS

     On May 10, 1998, Conoco entered into a severance agreement with Archie W. Dunham. The severance agreement has an initial term of three years, which term will be extended, if necessary, upon any "Change in Control" (as such term is defined in the severance agreement) so that the severance agreement will expire no earlier than 24 months after such event. The severance agreement provides that if, during the term of the severance agreement, Mr. Dunham's employment is terminated by Conoco other than for cause, or by reason of Mr. Dunham's death or disability, or if Mr. Dunham terminates his employment for "Good Reason" (as defined in the severance agreement), Mr. Dunham will be entitled to (i) a lump sum severance payment equal to three times the sum of his base salary and previous year's bonus, (ii) 36 months of benefits continuation, (iii) a pro rata portion of the annual bonus for which he is eligible in the year of termination and (iv) vesting of any unvested equity-based awards from Conoco. Mr. Dunham will also be entitled to terminate his employment and receive the foregoing benefits if, prior to the second anniversary of the occurrence of the Offerings or after DuPont reduces its ownership to less than 50%, he is not appointed as Chairman of the Board of Conoco (unless his employment had previously terminated by reason of death, disability or for cause). Mr. Dunham will also be entitled to receive an additional payment (a "gross-up payment") sufficient to compensate him for the amount of any excise tax imposed on payments made under the severance agreement or otherwise pursuant to Section 4999 of the Code and for any taxes imposed on such additional payment.

     Conoco has established the Conoco Inc. Key Employee Severance Plan, which covers certain employees of Conoco, including Gary W. Edwards, Robert E. McKee III, Robert W. Goldman and Rick A. Harrington. The plan provides that if the employment of a participant in the plan is terminated (i) within two years of a "Change in Control" of Conoco or (ii) after a "Potential Change in Control" of Conoco but prior to a Change in Control (whether or not a Change in Control ever occurs), in either case by Conoco other than for "Cause" or by the participant for "Good Reason" (as such terms are defined in the plan), the participant will be entitled to (i) a lump sum severance payment equal to two or three times the sum of his base salary and previous year's bonus, (ii) 24 or 36 months of benefits continuation and (iii) a pro rata portion of the annual bonus for which he is eligible in the year of termination and, if necessary, a gross-up payment sufficient to compensate the participant for the amount of any excise tax imposed on payment made under the plan or otherwise pursuant to Section 4999 of the Code and for any taxes imposed on such an additional payment. The plan has a three-year term commencing on May 10, 1998, which term will be extended, if necessary, upon a Change in Control so that it expires no earlier than 24 months after such an event. Amounts payable under the plan will be in lieu of any payments or benefits that may be payable to the severed employee under any other severance plan, policy or program of Conoco.

     Conoco has also established both the (i) Conoco Inc. Key Employee Temporary Severance Plan (the "Key Employee Temporary Severance Plan") and (ii) the Conoco Inc. Temporary Severance Plan (the "Temporary Severance Plan"), each of which covers certain Conoco employees, including the Named Officers. Under the Key Employee Temporary Severance Plan (which expires in 2001), if the employment of a participant is involuntarily terminated due to a reduction in force or if a participant experiences defined adverse employment changes (including certain relocation requirements and reductions in pay or position), the individual will be entitled to one year's base salary and variable bonus. Under the Temporary Severance Plan, benefits are paid to a participant upon termination of employment in the same circumstances as are described under the Key Employee Temporary Severance Plan, but only if such termination occurs after a "Change in Control" (as defined in the Temporary Severance Plan) except that benefits upon such a termination are equal to two weeks' pay for each completed year of service, up to a maximum of 52 weeks' pay. Amounts payable under both the Key Employee Temporary Severance Plan and the Temporary Severance Plan are reduced by amounts payable pursuant to any other severance plan, policy or program of Conoco.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee was appointed in October 1998 in connection with the Offerings. Prior to the closing of the Offerings, DuPont's compensation committee and board of directors determined the compensation for Conoco's executives. Except for approving variable compensation for 1998, the Compensation Committee did not set the 1998 compensation for Conoco's executives. The 1998 variable compensation awards were paid under Conoco's plans, but award levels were based on targets and methodology set by DuPont's compensation committee and Board of Directors.

     The Compensation Committee is in the process of establishing Conoco's compensation policies for 1999 consistent with corporate objectives and stockholder interests. Beginning in 1999, the Compensation Committee will approve and/or recommend to the board of directors compensation levels for the President and Chief Executive Officer, as well as stock options, performance awards and other stock-based awards for employee directors and senior management. The Compensation Committee will also review Conoco's executive compensation policies, plans and practices, as well as Conoco's succession plan for the Chief Executive Officer and other key executives.

SALARY AND VARIABLE COMPENSATION

     Conoco's short-term executive compensation program consists of salary and variable compensation. Salaries were established based on a comparison to peer group companies, with salary increases based on individual contribution. The DuPont Variable Compensation Plan (the "DuPont VCP") provides employees, including executive officers, with total annual compensation that varies based on corporate performance, the performance of their individual business units and their own contribution. Because Conoco was wholly owned by DuPont until October 1998, variable compensation awards for 1998 are based on 1998 results for both DuPont and Conoco.

     In determining variable compensation payments to participants for 1998 based on the DuPont VCP, the Compensation Committee used a formula that consisted of equally weighted components of DuPont's earnings per share versus the prior year, and return on investors' capital for DuPont versus the average of a peer group of companies. The peer group was determined by DuPont, and therefore is not the same group used in the stock performance graph shown on page 17. The result was then adjusted to take into account Conoco's 1998 after-tax operating income and cash flow from operations, and further adjusted for business unit and individual performance. In addition, variable compensation for all business units was adjusted upward by 5% in recognition of Conoco's company-wide 1998 performance in core values, with specific emphasis in safety performance.

LONG-TERM COMPENSATION

     Conoco has established stock-based compensation programs to provide competitive compensation, to offer an incentive for employees primarily responsible for the growth and success of the company, and to align employees' interests with those of the stockholders. Stock options and restricted stock are the primary long-term compensation vehicles. In addition, Conoco has established stock ownership guidelines for executive officers and other senior managers. The stock ownership requirements vary from a minimum of five times annual salary for the chief executive officer to three times annual salary for vice presidents. Conoco's goal is to achieve these ownership levels within five years.

     In 1998, Conoco executives received grants of stock options and restricted stock units under both DuPont's stock performance plan and Conoco's newly established stock-based plans. Prior to the Offerings, Conoco's board of directors and DuPont (acting as Conoco's sole stockholder) approved the 1998 Stock and Performance Incentive Plan and the 1998 Key Employee Stock Performance Plan. In connection with the Offerings, each of Conoco's executive officers surrendered all of his DuPont options in exchange for options to purchase Conoco Class A Common Stock and in addition received awards under Conoco's new stock-based plans.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Mr. Dunham's 1998 salary and long-term stock-based compensation were set by DuPont's compensation committee. In January 1999, the Conoco Compensation Committee approved Mr. Dunham's short-term variable compensation for 1998 performance. The approach used to determine the variable compensation award was to combine DuPont's methodology for determining CEO compensation and Conoco's CEO compensation methodology established by the Compensation Committee, prorating the two approaches to reflect the periods before and after the Offerings. A guideline figure was established considering DuPont's corporate performance in earnings growth and return on investors' capital. This guideline was then adjusted for the cash and earnings performance versus internal objectives of both Conoco and DuPont. Finally, the Compensation Committee considered Mr. Dunham's personal performance and leadership of Conoco to determine the final award.
                             ---------------------

     The federal tax laws impose certain requirements to qualify compensation payable to the chief executive officer and certain executive officers as fully deductible. Where consistent with its policies and goals, Conoco has taken appropriate actions to preserve its income tax deduction. The approval by Conoco's stockholders of the 1998 Stock and Performance Incentive Plan and the 1998 Key Employee Stock Performance Plan at the annual meeting will allow Conoco's executive compensation under those plans to be deductible with respect to awards that are performance-based.

     The Compensation Committee is in the process of establishing Conoco's executive compensation programs and practices. The Compensation Committee expects that Conoco's compensation policies will be based upon Conoco's performance as compared to other U.S.-based, integrated, multinational petroleum companies. The Compensation Committee further expects that performance factors will include (i) total Conoco performance, including stockholder return, earnings and cash flow; (ii) business unit performance; and (iii) personal performance and leadership. Conoco's compensation policies will be designed to align executives' interests with those of stockholders.

                                            The Compensation Committee

                                            Franklin A. Thomas, Chairman
                                            William K. Reilly
                                            Edgar S. Woolard, Jr.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the cumulative stockholder return on the Class A Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and a peer group of companies over the period from October 21, 1998, the date of the Offerings, to December 31, 1998. The peer group companies are Atlantic Richfield, BP Amoco, Chevron, Exxon, Marathon, Mobil, Phillips, Shell Transport and Trading, Royal Dutch Petroleum and Texaco. The graph assumes that the value of the investment in the Class A Common Stock and each index was $100 at October 21, 1998, and that all dividends were reinvested.

                            CUMULATIVE TOTAL RETURNS
                     OCTOBER 21, 1998 TO DECEMBER 31, 1998

                              [PERFORMANCE GRAPH]

                                                OCTOBER 21, 1998   DECEMBER 31, 1998
                                                ----------------   -----------------
Conoco........................................      $100.00             $ 90.76
S&P 500.......................................      $100.00             $114.89
Peer Group....................................      $100.00             $101.66

                         DESCRIPTION OF INCENTIVE PLANS

1998 STOCK AND PERFORMANCE INCENTIVE PLAN OF CONOCO INC.

  GENERAL

     The board of directors and DuPont, as the former sole stockholder of Conoco, have approved the 1998 Stock and Performance Incentive Plan of Conoco Inc. (the "Plan"). The Plan is designed to reward (i) key Conoco employees and
(ii) nonemployee directors of Conoco. The primary objectives of the Plan are to attract and retain the services of key employees and nonemployee directors and to further the interests of Conoco and its stockholders by providing incentives in the form of awards to such persons who can contribute materially to the success and profitability of Conoco. The material features of the Plan are described below.

     Employee awards may be in the form of (i) Conoco stock options, (ii) Conoco stock appreciation rights ("SARs"), (iii) restricted or unrestricted grants of Common Stock or units denominated in Class A Common Stock (collectively, "Stock Awards"), (iv) grants denominated in cash ("Cash Awards") and (v) grants denominated in cash, Common Stock, units denominated in Common Stock or any other property, the vesting of which grants are made subject to the attainment of one or more performance goals ("Performance Awards"). Awards to nonemployee directors under the Plan will be in the form of grants of Conoco stock options and Stock Awards.

     Common Stock issuable under the Plan as now in effect consists of Class A Common Stock. If the stockholders approve Proposal II, the Plan will be amended to provide that shares issuable under grants made after the annual meeting may consist of either Class A Common Stock or Class B Common Stock. This change is proposed to provide additional flexibility in anticipation of Class B Common Stock becoming publicly traded upon completion of the split-off transaction DuPont has announced it intends to undertake in order to divest its remaining ownership interest in Conoco.

     The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

  PARTICIPATION AND ELIGIBILITY

     Key employees eligible for awards under the Plan are employees holding positions of responsibility with Conoco as well as individuals whom the Compensation Committee expects to become employees within six months of the date of grant, whose performance, in the judgment of the Compensation Committee, can have a significant effect on the success of Conoco, with such award being subject to the individual actually becoming an employee within such time period and to such other terms and conditions as may be established by the Compensation Committee. Directors eligible for awards under the Plan are those who are not employees of Conoco or DuPont. There are currently 23 persons eligible to participate in the Plan. Grants of options to purchase 14,132,000 shares of Class A Common Stock have been made to such persons under the Plan, including options granted in replacement of surrendered DuPont stock options. Of such grants, options to purchase 8,474,847 shares of Class A Common Stock have been granted to executive officers, of which options to purchase 6,053,347 shares of Class A Common Stock were granted in replacement of surrendered DuPont stock options. On March 15, 1999, the closing price of the Class A Common Stock as reported on the New York Stock Exchange was $23.1875.

     The allocation of awards in 1999 under the Plan for persons other than nonemployee directors is not currently determinable as such allocation is dependent upon future decisions to be made by the Compensation Committee in its sole discretion, subject to applicable provisions of the Plan. For a description of the options granted in 1998 to executive officers, see "Compensation of Executive

Officers -- Option Grants Table." The following table sets forth the awards that will be made under the Plan for the year ending December 31, 1999:

                            NEW PLAN BENEFITS TABLE
            1998 STOCK AND PERFORMANCE INCENTIVE PLAN OF CONOCO INC.

NAME AND POSITION                                 DOLLAR VALUE($)   NUMBER OF UNITS
-----------------                                 ---------------   ---------------
Nonemployee Directors...........................      $50,000          (1)

---------------

(1) Nonemployee Directors receive annual grants of options to purchase Common Stock with a present value on the date of grant of $30,000 and restricted stock units denominated in Common Stock with a value on the date of grant of $20,000. The number of options and units is not determinable at this time because it is dependent on the price of the Common Stock on the date of grant.

  SHARES SUBJECT TO THE PLAN

     Conoco has reserved the greater of (a) 20 million shares of Common Stock or
(b) 3.3% of the aggregate number of shares of Common Stock outstanding from time to time, for purposes of the Plan. No more than seven million shares of Common Stock shall be available for ISOs (defined below). The number of shares authorized to be issued under the Plan is subject to adjustment for stock splits, stock dividends, recapitalizations, mergers or similar corporate events. Shares subject to awards that are forfeited or terminated, are exchanged for awards that do not involve Common Stock or expire unexercised, are settled in cash in lieu of Common Stock, or are otherwise affected such that the shares covered thereby are not issued, again become available for awards. Awards issued upon cancellation of an award previously held by an employee by reason of the employee's employment while Conoco was wholly owned by DuPont do not count against the limitations on the number of shares of Common Stock available for awards.

  TERMS, CONDITIONS AND LIMITATIONS OF AWARDS

     Employee Awards

     The Compensation Committee determines the types of employee awards made under the Plan and designates the employees who are to be the recipients of such awards. Each employee award is embodied in an agreement (an "Award Agreement"), which contains such terms, conditions and limitations as determined by the Compensation Committee. Employee awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Plan or any other employee plan of Conoco or any of its subsidiaries, including any acquired entity. An employee award may provide for the grant or issuance of additional, replacement or alternative employee awards upon the occurrence of specified events, including the exercise of the original employee award. At the discretion of the Compensation Committee, an employee may be offered an election to substitute an employee award for another employee award or employee awards of the same or different type. All or part of an employee award may be subject to conditions established by the Compensation Committee, which may include, but are not limited to, continuous service with Conoco, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by an employee, any unexercised, deferred, unvested or unpaid employee awards will be treated as set forth in the applicable award agreement.

     Conoco Stock Options. A Conoco stock option granted pursuant to the Plan may consist of either an incentive stock option ("ISO") that complies with the requirements of Section 422 of the Code or a nonqualified stock option ("NQSO") that does not comply with such requirements. ISOs and NQSOs must have an exercise price per share that is not less than the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant.

     Subject to certain limitations, the terms, conditions and limitations applicable to any Conoco stock options, including the term of any Conoco stock options and the date or dates upon which they become exercisable, will be determined by the Compensation Committee.

     Conoco SARs. A Conoco SAR may be granted under the Plan to the holder of a Conoco stock option with respect to all or a portion of the shares of Common Stock subject to such Conoco stock option or may be granted separately. The terms, conditions and limitations applicable to any Conoco SARs, including the term of any Conoco SARs and the date or dates upon which they become exercisable, will be determined by the Compensation Committee.

     Stock Awards. Stock Awards consist of restricted and non-restricted grants of Common Stock or units denominated in Common Stock. The terms, conditions and limitations applicable to any Stock Awards will be determined by the Compensation Committee. Without limiting the foregoing, rights to dividends or dividend equivalents may be extended to and made part of any Stock Award at the discretion of the Compensation Committee. The Compensation Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and dividend equivalents for Stock Awards.

     Cash Awards. Cash Awards consist of grants denominated in cash. The terms, conditions and limitations applicable to any Cash Awards will be determined by the Compensation Committee.

     Performance Awards. Performance Awards consist of grants made to an employee subject to the attainment of one or more performance goals. A Performance Award will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which the performance goals relate and (ii) the lapse of 25% of the period of service, and in any event while the outcome is substantially uncertain. A performance goal may be based upon one or more business criteria that apply to the employee, one or more business units of Conoco or Conoco as a whole, and may include any of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets, decrease in costs, shareholder value, net cash flow, total shareholder return, return on capital, return on investors' capital, operating income, funds from operations, cash flow, cash from operations, after-tax operating income, reserve addition, proceeds from dispositions, production volumes, refinery runs, net cash flow before financing activities, reserve replacement ratio, finding and development costs, refinery utilizations and total market value. Prior to the payment of any compensation based on the achievement of such performance goals, the Compensation Committee must certify in writing that the applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing, the terms, conditions and limitations applicable to any Performance Awards will be determined by the Compensation Committee.

     Certain Limitations. The Plan contains certain limitations with respect to awards that may be made thereunder. In particular, the Plan provides that the following limitations apply to any employee awards made thereunder: (i) no participant may be granted, during any calendar year, employee awards consisting of Conoco stock options or SARs that are exercisable for or relate to more than
2.5 million shares of Common Stock, (ii) no participant may be granted, during any calendar year, employee awards consisting of Stock Awards covering or relating to more than 150,000 shares of Common Stock and (iii) no participant may be granted employee awards consisting of cash or in any other form permitted under the Plan (other than employee awards consisting of Conoco stock options or SARs or Stock Awards) in respect of any calendar year having a value determined on the date of grant in excess of $7.5 million.

     Director Awards

     For information concerning awards to be granted to directors, see "Board Compensation" on page 8 and note (1) to the "New Plan Benefits Table" on page 19.

  CHANGE IN CONTROL

     Award Agreements with respect to awards granted under the Plan provide that in the event of certain terminations of a participant's employment following a "Change in Control" or "Potential Change in Control" of Conoco (as defined in the award agreement), awards held by such participant that were not previously vested or exercisable become fully vested and exercisable and generally remain exercisable for the remainder of their term.

1998 KEY EMPLOYEE STOCK PERFORMANCE PLAN OF CONOCO INC.

  GENERAL

     The board of directors and DuPont, as the former sole stockholder of Conoco, also have approved the 1998 Key Employee Stock Performance Plan of Conoco Inc. (the "1998 Plan") to attract and retain the services of key employees and to further the interests of Conoco and its stockholders by enhancing the proprietary and personal interests of key employees in the success and profitability of Conoco. The material features of the 1998 Plan are described below.

     Awards to key employees under the 1998 Plan may be in the form of Conoco stock options and Conoco SARs. The 1998 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of ERISA.

     Common Stock issuable under the 1998 Plan as now in effect consists of Class A Common Stock. If the stockholders approve Proposal III, the 1998 Plan will be amended to provide that shares issuable under grants made after the annual meeting may consist of either Class A Common Stock or Class B Common Stock. This change is proposed to provide additional flexibility in anticipation of Class B Common Stock becoming publicly traded upon completion of the split-off transaction DuPont has announced it intends to undertake in order to divest its remaining ownership interest in Conoco.

  PARTICIPATION AND ELIGIBILITY

     All key employees are eligible for awards under the 1998 Plan. Awards may also be granted to individuals whom the Compensation Committee expects to become key employees within six months of the date of grant, with such award being subject to the individual actually becoming an employee within such time period and to such other terms and conditions as may be established by the Compensation Committee. Key employees are selected to participate in the 1998 Plan through the grant of awards by the Compensation Committee in its sole discretion. Executive officers and nonemployee directors currently do not participate in the 1998 Plan. There are currently approximately 1,250 key employees eligible to participate in the 1998 Plan. In 1998, grants of options to purchase an aggregate of 18,440,000 shares of Class A Common Stock were made to such employees under the 1998 Plan, including options granted in replacement of surrendered DuPont stock options.

  SHARES SUBJECT TO THE 1998 PLAN

     Conoco has reserved the greater of (a) 18 million shares of Common Stock or
(b) 3.0% of the aggregate number of shares of Common Stock outstanding from time to time, for purposes of the 1998 Plan. No more than six million shares of Common Stock shall be available for ISOs. The number of shares authorized to be issued under the 1998 Plan is also subject to adjustment for stock splits, stock dividends, recapitalizations, mergers or similar corporate events. Shares subject to awards that are forfeited or terminated, are exchanged for awards that do not involve Common Stock or expire unexercised, are settled in cash in lieu of Common Stock, or are otherwise affected such that the shares covered thereby are not issued, again become available for awards. Awards issued upon cancellation of an award previously held by an employee by reason of the employee's employment while Conoco was wholly owned by DuPont do not count against the limitations on the number of shares of Common Stock available for awards.

  TERMS, CONDITIONS AND LIMITATIONS OF AWARDS

     The Compensation Committee determines the type or types of awards made under the 1998 Plan and designates the key employees who are to be the recipients of such awards. Awards are embodied in Award Agreements, which contain such terms, conditions and limitations as determined by the Compensation Committee. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights under the 1998 Plan or any other employee plan of Conoco or any of its subsidiaries, including any acquired entity. An award may provide for the grant or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award. At the discretion of the Compensation Committee, a key employee may be offered an election to substitute an award for another award or awards of the same or different type. Upon the termination of employment by a key employee, any unexercised, deferred, unvested or unpaid awards will be treated as set forth in the applicable award agreement.

     Conoco Stock Options. A Conoco stock option granted pursuant to the 1998 Plan may consist of either an ISO or a NQSO. ISOs and NQSOs must have an exercise price per share that is not less than the Fair Market Value (as defined in the 1998 Plan) of the Common Stock on the date of grant. Subject to certain limitations, the terms, conditions and limitations applicable to any Conoco stock options, including the term of any Conoco stock options and the date or dates upon which they become exercisable, will be determined by the Compensation Committee.

     Conoco SARs. A Conoco SAR may be granted under the 1998 Plan to the holder of a Conoco stock option with respect to all or a portion of the shares of Common Stock subject to such Conoco stock option or may be granted separately. The terms, conditions and limitations applicable to any Conoco SARs, including the term of any Conoco SARs and the date or dates upon which they become exercisable, will be determined by the Compensation Committee.

     Award Limit. The 1998 Plan provides that no participant may be granted, during any calendar year, awards that are exercisable for more than 200,000 shares of Common Stock.

  CHANGE IN CONTROL

     Award Agreements with respect to awards granted under the 1998 Plan provide that in the event of certain terminations of a participant's employment following a "Change in Control" or "Potential Change in Control" of Conoco (as defined in the Award Agreement), awards held by such participant that were not previously vested or exercisable will become fully vested and exercisable and generally remain exercisable for the remainder of their term.

ADMINISTRATION OF THE PLAN AND THE 1998 PLAN

     The Compensation Committee administers the Plan and the 1998 Plan. The Compensation Committee has full and exclusive power to administer the Plan and the 1998 Plan and take all actions specifically contemplated thereby or necessary or appropriate in connection with the administration thereof. The Compensation Committee has the full and exclusive power to interpret the Plan and the 1998 Plan and to adopt such rules, regulations and guidelines for carrying out the Plan and the 1998 Plan as the Compensation Committee may deem necessary or proper in keeping with the objectives thereof. The Compensation Committee may, in its discretion, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any employee award granted under the Plan or any award granted under the 1998 Plan, waive any restriction or other provision of the Plan (insofar as it relates to employee awards) or the 1998 Plan or in any employee award granted under the Plan or award granted under the 1998 Plan or otherwise amend or modify any employee award granted under the Plan or award granted under the 1998 Plan in any manner that is either (i) not adverse to the employee holding such award or (ii) consented to by such employee. The Compensation Committee may delegate to the chief executive officer and other senior officers of Conoco its duties under the Plan or the 1998 Plan. The Compensation Committee also may engage or authorize the engagement of third-party administrators to carry out administrative functions under the Plan or the 1998 Plan. The Compensation Committee may also correct any defect or supply any omission or reconcile any inconsistency in the Plan or the 1998 Plan or in any award granted under the Plan or award granted under the 1998 Plan. Any decision of the Compensation Committee in the interpretation and administration of the Plan and the 1998 Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND THE 1998 PLAN

     The following is a discussion of material U.S. federal income tax consequences to participants in the Plan and the 1998 Plan. This discussion is based on statutory provisions, Treasury regulations thereunder, judicial decisions and rulings of the Internal Revenue Service (the "IRS") in effect on the date hereof. This discussion does not purport to be complete, and does not cover, among other things, state, local or foreign tax treatment of participation in the Plan or the 1998 Plan. Furthermore, differences in participants' financial situations may cause federal, state and local tax consequences of participation in the Plan or the 1998 Plan to vary.

     Nonqualified Stock Options; Stock Appreciation Rights; Incentive Stock Options. Participants will not realize taxable income upon the grant of a NQSO or Conoco SAR. Upon the exercise of a NQSO or Conoco SAR, the employee or nonemployee director will recognize ordinary income (subject, in the case of employees, to tax withholding by Conoco) in an amount equal to the excess of (i) the amount of cash and the Fair Market Value on the date of exercise of the Common Stock received over (ii) the exercise price (if any) paid therefor. The employee or nonemployee director will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Conoco SAR, or pursuant to the cash exercise of a NQSO, that equals the Fair Market Value of such shares on the date of exercise. Generally, Conoco will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

     Employees will not have taxable income upon the grant of an ISO. Upon the exercise of an ISO, the employee will not have taxable income, although the excess of the Fair Market Value of the shares of Common Stock received upon exercise of the ISO ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the employee's regular tax liability in a later year to the extent the employee's regular tax liability is in excess of the alternative minimum tax for that year.

     Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the employee will generally recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the ISO Stock. However, if an employee disposes of ISO Stock that has not been held for the requisite holding period (a "disqualifying disposition"), the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the Fair Market Value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm's-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such ISO Stock. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the Fair Market Value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized in the disqualifying disposition (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

     Conoco is generally not entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless the employee makes a disqualifying disposition of the ISO Stock. If an employee makes such a disqualifying disposition, Conoco will generally be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

     Cash Awards; Stock Unit Awards; Stock Awards. An employee will recognize ordinary compensation income upon receipt of cash pursuant to a Cash Award or Performance Award or, if earlier, at the time such cash is otherwise made available for the employee to draw upon it. An employee will not have taxable income upon the grant of a Stock Award in the form of units denominated in Common Stock ("Stock Unit Award") but rather will generally recognize ordinary compensation income at the time the employee receives Common Stock or cash in satisfaction of such Stock Unit Award in an amount equal to the Fair Market Value of the Common Stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Stock Award or Performance Award in an amount equal to the Fair Market Value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the Fair Market Value of the Common Stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the Fair Market Value of the Common Stock when such stock is received.

     An employee will be subject to tax withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to Common Stock or cash received pursuant to a Cash Award, Performance Award, Stock Award or Stock Unit Award. Dividends that are received by a participant prior to the time that the Common Stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. A participant's tax basis in the Common Stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee's holding period in such shares will commence on the date income is so recognized.

     Generally, Conoco will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

                                  PROPOSAL II

    APPROVAL OF THE 1998 STOCK AND PERFORMANCE INCENTIVE PLAN OF CONOCO INC.

                             (Item 2 on Proxy Card)

     The board of directors and DuPont, as the former sole stockholder of Conoco, have approved the 1998 Stock and Performance Incentive Plan of Conoco Inc. In order to preserve full deductibility of performance-based awards under the Plan under Section 162(m) of the Code, Conoco is requesting that its stockholders approve the Plan. Approval by the stockholders of the Plan will also constitute approval of amending it to provide that shares issuable under grants made after the annual meeting may consist of either Class A Common Stock or Class B Common Stock. For a description of the material features of the Plan, see "Description of Incentive Plans" above.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 1998 STOCK AND PERFORMANCE INCENTIVE PLAN OF CONOCO INC. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                                  PROPOSAL III

    APPROVAL OF THE 1998 KEY EMPLOYEE STOCK PERFORMANCE PLAN OF CONOCO INC.

                             (Item 3 on Proxy Card)

     The board of directors and DuPont, as the former sole stockholder of Conoco, have also approved the 1998 Key Employee Stock Performance Plan of Conoco Inc. In order to preserve full deductibility of performance-based awards under the 1998 Plan under Section 162(m) of the Code, Conoco is requesting that its stockholders approve the 1998 Plan. Approval by the stockholders of the 1998 Plan will also constitute approval of amending it to provide that shares issuable under grants made after the annual meeting may consist of either Class A Common Stock or Class B Common Stock. For a description of the material features of the 1998 Plan, see "Description of Incentive Plans" above.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 1998 KEY EMPLOYEE STOCK PERFORMANCE PLAN OF CONOCO INC. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                                  PROPOSAL IV

           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                             (Item 4 on Proxy Card)

     It is the responsibility of the Audit and Compliance Committee to employ, subject to stockholder ratification at each annual meeting, independent accountants to audit the financial statements of Conoco for the year and to perform such other duties as prescribed from time to time by the Audit and Compliance Committee.

     PricewaterhouseCoopers LLP has served Conoco for over 15 years through various services performed in connection with the audit of DuPont. In 1998, Conoco formally appointed PricewaterhouseCoopers LLP as the independent accountants in conjunction with the Offerings. Conoco believes that their knowledge of Conoco's business and operations gained through these periods of service is most valuable. Partners and employees of the firm who work on Conoco's account are periodically changed, thus giving Conoco the benefit of new thinking and approaches in the audit area.

     Subject to ratification by the stockholders, the Audit and Compliance Committee has reappointed PricewaterhouseCoopers LLP as independent accountants to perform an audit of Conoco's consolidated financial statements for the year 1999 and to render other services as required of them.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     In order to be included in the proxy material for the 2000 annual meeting, Conoco must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before November 24, 1999 directed to the Corporate Secretary of Conoco at the address indicated on the first page of this proxy statement.

ADVANCE NOTICE REQUIRED FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

     Conoco's By-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. In the case of director nominations by stockholders, the By-laws require that written notice be delivered to Conoco's Corporate Secretary at Conoco's executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. The written notice must set forth for each person whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the number of shares of each class of capital stock of Conoco beneficially owned by such person; and (d) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected. The stockholder giving the notice must also include: (a) the name and address, as they appear on Conoco's books, of such stockholder; (b) the number of shares of each class of voting stock of Conoco that are then beneficially owned by such stockholder; (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (d) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice; and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     In the case of other proposals by stockholders at an annual meeting, the By-laws require that written notice be delivered to Conoco's Corporate Secretary at Conoco's executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. The stockholder's notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of Conoco which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. A copy of the By-laws of Conoco setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from Conoco's Corporate Secretary at the address indicated on the first page of this proxy statement.

     In order for director nominations and stockholder proposals to have been properly submitted for presentation at this annual meeting, notice must have been received by the Corporate Secretary not later than the tenth day following the public announcement of the date of the annual meeting. Conoco received no such notice and no stockholder director nominations or proposals will be presented at the annual meeting.

ARRANGEMENTS BETWEEN CONOCO AND DUPONT

     In 1998 and prior years, there were significant transactions between Conoco and DuPont involving services (such as natural gas and gas liquids supply, cash management, other financial services, technical, processing, purchasing, legal, computer and corporate activities). For purposes of governing certain ongoing relationships between Conoco and DuPont and to facilitate implementation of the Separation, Conoco and DuPont, or their respective subsidiaries, have entered into (or continued in effect) various agreements and relationships, including those described below. The agreements described below were negotiated prior to the Offerings in the context of a parent-subsidiary relationship prior to the Offerings and therefore are not the result of arm's-length negotiations between independent parties. There can be no assurance, therefore, that such agreements, or the transactions provided for therein, or any amendments thereof are or will be on terms as favorable to Conoco as could have been obtained from unaffiliated third parties.

     Prior to the Offerings, DuPont and Conoco entered into the Separation Agreement, which provided for, among other things, the principal transactions that were required to effect the Separation and the Offerings, including the transfer to Conoco of oil and gas assets, the division between DuPont and Conoco of certain liabilities, and certain other agreements governing the relationship between DuPont and Conoco following the Separation and the Offerings.

     To effect the Separation, (i) DuPont transferred or caused its subsidiaries to transfer assets related to the oil and gas business (including its equity interests in certain companies) to Conoco or one of its subsidiaries which assumed substantially all of the liabilities of the oil and gas business and
(ii) Conoco transferred or caused its subsidiaries to transfer assets unrelated to the oil and gas business (including its equity interests in certain companies) to DuPont or one of its subsidiaries which assumed substantially all of the liabilities associated with such transferred businesses. The Separation Agreement provided that assets that could not legally be transferred prior to October 27, 1998, the effective date of the Separation (the "Effective Date") were to be transferred as soon as practical following receipt of all necessary consents of third parties and regulatory approvals. All transfers between DuPont and Conoco and their respective subsidiaries were on an "as is, where is" basis and without any representations or warranties. As a result, Conoco and DuPont, as the case may be, each agreed to bear the economic and legal risks that any conveyances of assets were insufficient to vest in such party good and marketable title to such assets. The parties also agreed that following the Offerings, DuPont and its subsidiaries (excluding Conoco and its subsidiaries) on the one hand, and Conoco and its subsidiaries on the other hand, would transfer, in some instances without additional consideration, to the other, all assets which, subsequent to the Effective Date, the parties determined more properly belong in the other's business.

     The Separation Agreement provides for assumptions and cross-indemnities designed to place, as of the Effective Date with certain exceptions, sole financial responsibility on Conoco and its subsidiaries for all liabilities, known or unknown, actual or contingent, associated with Conoco's current and historical businesses and operations (including those conducted prior to and following DuPont's acquisition of Conoco in 1981), including the oil and gas business, Conoco's former chemical business (with limited exceptions), Conoco's interest in the Pocahontas Gas Partnership, and all of the assets transferred to Conoco in connection with the Separation, but excluding Conoco's former coal business, and to place sole financial responsibility for DuPont's other businesses with DuPont and its other subsidiaries. Responsibility for environmental matters and claims relating to businesses sold to Cain Chemical, including the operations at Matagorda and Chocolate Bayou, Texas, was not assumed by Conoco, but was retained exclusively by DuPont. Each party also agreed to assume and be responsible for certain liabilities associated with activities and operations of the other party and its subsidiaries to the extent performed for or on behalf of its current or historical business. The parties also agreed to bear responsibility in proportion to the relative amounts of waste deposited by each party on any contaminated off-site location. The Separation Agreement contains indemnification and contribution provisions in connection with (i) the assumption or retention of liabilities by Conoco and DuPont, (ii) the conduct of the parties' respective businesses subsequent to the Separation, (iii) misstatements or omissions in the Registration Statement relating to the Offerings with respect to information provided by the other party and (iv) the use of the other's trademarks, tradenames, logos or other identifiers.

     The Separation Agreement contains certain provisions regarding corporate governance of Conoco, most of which depend on the level of DuPont's ownership interest in Conoco. The Separation Agreement provides that for so long as DuPont beneficially owns shares representing at least 30% of the voting power of all of the outstanding shares of capital stock of Conoco entitled to vote generally in the election of directors excluding any class or series of capital stock entitled to vote only in the event of dividend arrearages ("Voting Stock"), Conoco will not, without the prior consent of DuPont, adopt any amendments to its certificate of incorporation or bylaws or take any action to recommend to its stockholders certain actions which would, among other things, limit the legal rights of, or deny any benefit to, DuPont or any of its subsidiaries as Conoco stockholders in a manner not applicable to Conoco stockholders generally. The Separation Agreement provides that, for so long as DuPont beneficially owns shares representing 50% or more of the voting power of the outstanding Voting Stock, (i) DuPont has the right to designate for nomination by Conoco's board of directors (or any nominating committee thereof) a majority of the members of Conoco's board of directors and (ii) a majority of the members of the Audit and Compliance and Compensation Committees of Conoco's board of directors are required to be directors designated by DuPont. For so long as DuPont beneficially owns shares representing less than 50% but more than 10% of the voting power of outstanding Voting Stock, DuPont will have the right to designate for nomination by Conoco's board of directors (or any nominating committee thereof) a number of directors proportionate to its voting power of the outstanding Common Stock of Conoco, and, so long as DuPont beneficially owns greater than 10% of the voting power, all committees of the board of directors will be required to include at least one director designated by DuPont. For so long as DuPont beneficially owns shares representing 20% or more of the outstanding Voting Stock, Conoco is required to deliver to DuPont certain financial information. In addition, so long as DuPont owns 50% or more of the voting power of the outstanding Voting Stock, Conoco is not permitted to make certain changes in its accounting principles or practices without the consent of DuPont.

     The Separation Agreement provides that Conoco will, subject to certain exceptions, use the proceeds of the incurrence of any indebtedness or of the issuance of any equity securities by Conoco and any of its subsidiaries to repay debt owed to DuPont, including the $7,500 million Note described below under the caption "-- Intercompany Notes." Net proceeds from the Offerings of $4,228 million were used to repay a portion of the debt owed to DuPont in October 1998. The Separation Agreement provides that in general DuPont is responsible for all nonrecurring costs, including fees and taxes, directly relating to the Offerings, the Separation and certain subsequent transactions resulting in a reduction in DuPont's ownership of outstanding Voting Stock, including the split-off transaction DuPont has announced it intends to effect in order to divest its remaining ownership interest in Conoco, and will reimburse Conoco for all such costs that it incurs. Conoco and DuPont have specifically agreed in the Separation Agreement that Conoco will take all actions reasonably requested by DuPont to facilitate the split-off transaction and that DuPont would, in general, reimburse Conoco for its expenses incurred in that connection. In addition, Conoco and DuPont have agreed to indemnify and provide contribution to each other and take other relevant action in a manner analogous to that set forth in the Registration Rights Agreement referred to below.

     The Separation Agreement requires that Conoco use its best efforts to terminate, or have Conoco or one of its subsidiaries substituted for DuPont under all existing guarantees by DuPont of obligations relating to the business of Conoco, including financial, performance and other guarantee obligations, and under letters of credit for the account of DuPont issued on behalf of Conoco's business. Commencing on the earlier of (1) October 27, 2000 or (2) the date that DuPont holds less than 50% of the voting power of the outstanding Common Stock, Conoco will pay DuPont a fee of .20% per annum on the total amount of any outstanding guarantees and letters of credit. For the purposes of the fee calculation, it was agreed that the amount of such guarantees was $1,610 million as of the Effective Date. The amount of guarantees for purposes of the fee calculation may be increased or decreased in the good faith judgment of the chief financial officer or treasurer of DuPont to reflect changes in the financial exposure of DuPont, but may only be adjusted at such time as the amount of any such adjustment exceeds $50 million.

  INTERCOMPANY NOTES

     On July 20, 1998, a wholly owned subsidiary of Conoco Inc. issued a promissory note (the "Note") to DuPont in the aggregate principal amount of $7,500 million, bearing interest at a rate of 6.0125% per annum, and maturing on January 2, 2000. Conoco can voluntarily prepay the Note at any time without penalty or premium. The Note also provides for mandatory prepayments in the event cash proceeds are realized by Conoco from the incurrence of indebtedness or the issuance of equity securities by Conoco or its subsidiaries. The Note includes certain covenants and customary events of default, including failure to pay interest when due, certain events of bankruptcy of Conoco and change of control. The consent of DuPont is also required prior to Conoco entering into certain transactions.

     The net proceeds from the Offerings, after deducting the underwriting discounts and commissions, were approximately $4,228 million. Conoco used the net proceeds from the Offerings to repay a portion of amounts outstanding under the Note including principal and accrued interest and to repay or purchase other intercompany indebtedness owed by certain Conoco subsidiaries to DuPont. At December 31, 1998, the aggregate principal amount owed by Conoco to DuPont pursuant to the Note was $4,589 million. Pursuant to the Employee Matters Agreement and the Separation Agreement, Conoco also owes DuPont an additional amount of approximately $7 million, evidenced by a promissory note. See
"-- Employee Matters Agreement."

     Conoco and DuPont have entered into a Revolving Credit Agreement under which DuPont provides Conoco with a revolving credit facility in principal amount of up to $500 million. The term of DuPont's commitment under this facility will continue until the earlier of (i) October 11, 1999 or (ii) (a) the date on which DuPont's direct or indirect voting power in Conoco falls below 50% of the outstanding voting power of Conoco or (b) DuPont's election to terminate its commitment as the result of an unremedied event of default. Loans under the Revolving Credit Agreement are subject to mandatory prepayment to the extent Conoco's cash and cash equivalents exceed $325 million, or such higher amount as Conoco and DuPont may agree. Loans under this facility bear interest at a rate equal to 30-day LIBOR plus 0.20% per annum and may be voluntarily prepaid without penalty or premium. As of December 31, 1998, no principal amounts were outstanding under the facility.

  TAX SHARING AGREEMENT

     Conoco and certain of its subsidiaries have historically been included in DuPont's consolidated group (the "Consolidated Group") for U.S. federal income tax purposes as well as in certain consolidated, combined or unitary groups which include DuPont and/or certain of its subsidiaries (a "Combined Group") for state, local and foreign income tax purposes. Conoco and DuPont entered into a tax sharing agreement (the "Tax Sharing Agreement") in connection with the Offerings. Pursuant to the Tax Sharing Agreement, Conoco and DuPont generally make payments between them such that, with respect to tax returns for any taxable period in which Conoco or any of its subsidiaries is included in the Consolidated Group or any Combined Group, the amount of taxes to be paid by Conoco is determined, subject to certain adjustments, as if Conoco and each of its subsidiaries included in the Consolidated Group or Combined Group filed their own consolidated, combined or unitary tax return. Conoco and DuPont will jointly prepare pro forma tax returns with respect to any tax return filed with respect to the Consolidated Group or any Combined Group in order to determine the amount of tax sharing payments under the Tax Sharing Agreement. Conoco generally is responsible for any taxes with respect to tax returns that include only Conoco and its subsidiaries.

     DuPont is primarily responsible for preparing and filing any tax return with respect to the Consolidated Group or any Combined Group. Pursuant to the Tax Sharing Agreement, Conoco is responsible for preparing the portion of any such tax return that relates exclusively to Conoco or any of its subsidiaries; provided that Conoco is required to submit any such portions to DuPont for DuPont's review and approval, which approval may not be unreasonably withheld. Conoco generally is responsible for preparing and filing any tax returns that include only Conoco and its subsidiaries.

     DuPont is primarily responsible for controlling and contesting any audit or other tax proceeding with respect to the Consolidated Group or any Combined Group. Pursuant to the Tax Sharing Agreement, Conoco has the right to control and contest any audit or tax proceeding that relates directly to any tax item included on the portion of any tax return which Conoco is responsible for preparing; provided, that Conoco's entering into any settlement or agreement or any decision in connection with any judicial or administrative tax proceeding is subject to the review and approval of DuPont, which approval may not be unreasonably withheld. Disputes arising between the parties relating to matters covered by the Tax Sharing Agreement are subject to resolution through specific dispute resolution provisions.

     Conoco was included in the Consolidated Group for periods in which DuPont beneficially owned at least 80% of the total voting power and value of the outstanding stock of Conoco. Conoco ceased being included in the Consolidated Group following the Offerings. Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax Sharing Agreement allocates tax liabilities between Conoco and DuPont, for any period in which Conoco was included in the Consolidated Group, Conoco could be liable in the event that any federal tax liability was incurred, but not discharged, by any other member of the Consolidated Group.

     DuPont and Conoco have agreed to cooperate, and Conoco has agreed to take any and all actions reasonably requested by DuPont, in connection with DuPont's obtaining of a ruling ("Ruling") from the Internal Revenue Service regarding the tax-free nature of a split-off or spin-off of Conoco stock by DuPont to DuPont stockholders. Conoco generally will be responsible for, among other things, any corporate taxes resulting from the failure of the split-off or spin-off to qualify as a tax-free transaction to the extent such taxes are attributable to, or result from, any action or failure to act by Conoco or certain transactions involving Conoco following the split-off or spin-off.

  EMPLOYEE MATTERS AGREEMENT

     DuPont and Conoco have entered into an agreement (the "Employee Matters Agreement") which sets forth the understanding between the parties with respect to current and former employees of DuPont and Conoco, including, without limitation, claims arising out of or relating to any employee benefit or compensation plan, agreement, arrangement or program, as well as collective bargaining agreements, accrued wages and workers' compensation, holiday, vacation and disability benefits. Except as described below, as of the Effective Date (a) DuPont, or an appropriate DuPont subsidiary, assumed and is solely responsible for all liabilities and obligations whatsoever with respect to current and former employees of DuPont other than the Transferred Business Employees (as defined below) and (b) Conoco, or its appropriate subsidiary, assumed and is solely responsible for all liabilities and obligations whatsoever with respect to Transferred Business Employees. "Transferred Business Employees" means (a) those persons who are employed as officers or employees of the business transferred to Conoco pursuant to the Separation Agreement (the "Transferred Business") immediately prior to or effective as of the Effective Date and (b) all former officers and employees of the Transferred Business who, immediately prior to the termination of their employment, were employed in the Transferred Business. Notwithstanding the preceding, (a) with respect to any claim of a Transferred Business Employee relating to a liability or obligation arising under the DuPont Savings and Investment Plan or any DuPont health benefit plan, which claim arose while such Transferred Business Employee was a DuPont employee, DuPont (and the applicable DuPont plan) or the applicable DuPont subsidiary (and the applicable DuPont subsidiary plan) retained all such liabilities and obligations of such Transferred Business Employee and (b) with respect to any claim of a current or former DuPont employee (other than the Transferred Business Employees) relating to a liability or obligation arising under the Thrift Plan for Employees of Conoco Inc. or any Conoco health benefit plan, which claim arose while such DuPont employee was a Conoco employee, Conoco (and the applicable Conoco plan) or the applicable Conoco subsidiary (and the applicable Conoco subsidiary plan) assumed and is solely responsible for all such liabilities and obligations of such DuPont employee.

     Transferred Business Employees who participated in the DuPont Pension Plan continue to participate in the DuPont Pension Plan. Effective as of the date DuPont ceases to own securities representing 80% or more of the voting power and ceases to own securities representing 80% or more of the economic value of all outstanding shares of Class A and Class B Common Stock (the "Ownership Reduction Date"), Conoco will establish its own retirement plan (the "Conoco Retirement Plan"). Within six months following the Ownership Reduction Date, so long as certain conditions are met, the trustee of the DuPont Pension Plan will transfer (the date of such transfer, the "Transfer Date") to the trustee of the Conoco Retirement Plan an amount approximately equal to 90% of $820 million (plus or minus any investment gains and losses and benefits payments made between the Effective Date and the Transfer Date); within 90 days of the Transfer Date, the trustee of the DuPont Pension Plan will transfer the remaining 10%, plus interest on such remainder.

     Certain Conoco employees had the option, subject to specific country tax and legal requirements, effective as of the closing of the Offerings, to cancel all or part of their DuPont Options or DuPont SARs, whether or not vested or exercisable, and receive Conoco Stock Options and Conoco SARs, as applicable (the "Option Program"). Retired Conoco employees did not participate in the Option Program. All DuPont Options and DuPont SARs held by retired employees, together with all such Options and SARs held by employees who did not elect to participate in the Option Program, will continue to be obligations solely of DuPont.

     With respect to any pension plan maintained or sponsored by DuPont for the benefit of foreign employees in which only Transferred Business Employees participate, Conoco assumed or retained such plan, the assets thereof and the sole liability relating to Transferred Business Employees under such plan.

     In consideration of the liabilities assumed by DuPont under the employee transfer guidelines as a result of certain transfers of employees between Conoco and DuPont, Conoco incurred an approximate $10 million liability to DuPont. This amount was reduced by a $3 million obligation of DuPont to Conoco resulting from an agreed calculation to allocate liabilities associated with the Option Program based on actual levels of participation. As a result, Conoco owes DuPont approximately $7 million, evidenced by a promissory note. If a single transfer of 100 or more employees from DuPont to Conoco occurs or if a single transfer of 100 or more employees from Conoco to DuPont occurs, in either case prior to the Ownership Reduction Date, a supplemental cash payment will be made to DuPont or Conoco as applicable. The amount of the cash payment will be calculated in accordance with the Employee Matters Agreement.

     The Conoco Thrift Plan continues to include DuPont common stock as an investment option until the Ownership Reduction Date and then will continue to retain the DuPont common stock fund for a period of not less than five years. New investments in DuPont common stock may be discontinued by Conoco after the Ownership Reduction Date.

  TRANSITIONAL SERVICES AGREEMENTS

     DuPont and Conoco have entered into certain agreements (the "Transitional Services Agreements") pursuant to which DuPont or its subsidiaries (other than Conoco and its subsidiaries), on the one hand, and Conoco or its subsidiaries, on the other hand, agreed to continue providing various services to each other, including material procurement, financial and administrative services, consulting and research services and employee benefits administration. The parties agreed to provide each service covered for a specified time period, ranging from three to 24 months. However, either party and its subsidiaries may terminate any or all services that they receive under the Transitional Services Agreements at any time upon 45 days' prior written notice. During the term of each such service, the parties and their subsidiaries are obligated to take all steps necessary to establish the processes and systems to enable them to perform the relevant services on a stand-alone basis. The parties and their subsidiaries are obligated to pay fees established in the Transitional Services Agreements based upon the type and amount of services rendered.

  INFORMATION SYSTEMS AND TELECOMMUNICATION CARRIER TRANSITIONAL SERVICES AGREEMENTS AND FACILITIES LEASE AGREEMENTS

     DuPont and Conoco have entered into a series of United States and foreign service agreements ("SAs") which provide for the cross-provision of information system services and for the provision of telecommunication carrier services by DuPont to Conoco. DuPont and Conoco have also entered into a facilities lease agreement whereby Conoco granted leases to DuPont for data center and office facilities at Conoco's Houston, Texas and Ponca City, Oklahoma sites. The term of the SAs is two years for transitional services. Longer terms, up to nine years, are provided for telecommunication services and the facility leases. Under the SAs, DuPont and third-party contractors provide services to Conoco in accordance with the terms of the SAs, subject to the terms of the third-party agreements. The SAs provide that services will be provided at cost or, in the case of third-party services, at the prices and in accordance with the terms and conditions provided for in the third-party agreements, and subject to an administrative fee.

  NATURAL GAS SUPPLY AGREEMENT

     DuPont consumes approximately 350 million cubic feet per day of natural gas at its various facilities in the United States. DuPont and Conoco have entered into an agreement providing for Conoco to supply natural gas to DuPont for at least one year at cost plus a management fee reflecting market costs for similar supply services.

  FEEDSTOCK FOR DUPONT'S SABINE RIVER WORKS PLANT

     Conoco owns and operates the Mont Belvieu Storage Facility, which currently supplies DuPont's Sabine River Works Plant (Ethylene Business Unit) with its full ethane feedstock requirements, Conoco also provides storage and throughput services for both ethane and ethylene and operates DuPont-owned pipelines for these products. Conoco has agreed to provide ethane and ethylene storage and throughput services for the next 30 years, and to operate certain DuPont-owned pipelines for the next 20 years. Conoco will supply DuPont with its partial requirements of ethane at least two years, generally at market prices.

  MOTOR CARRIER AGREEMENT

     Conoco and Sentinel Transportation Company, a wholly owned subsidiary of DuPont, have entered into a motor carrier agreement ("Motor Carrier Agreement") governing transportation of commodities within the United States and Canada. The Motor Carrier Agreement expires in 1999. However, either party may terminate such arrangement at any time upon 90 days' prior written notice.

  REGISTRATION RIGHTS AGREEMENT

     Prior to the Offerings, DuPont and Conoco entered into an agreement (the "Registration Rights Agreement"), pursuant to which Conoco agreed to register on a "shelf" registration statement the sale of Common Stock owned by DuPont. Conoco agreed to keep the shelf registration effective for a period of two years. In addition, Conoco will provide DuPont with three demand registration rights and certain "piggy-back" registration rights, with respect to securities owned by DuPont. Such sales may be effected pursuant to one or more underwritten offerings or otherwise. The parties agreed to indemnify each other and any underwriters on standard terms, including for liability under federal securities laws.

APPENDIX A -- FORM OF PROXY

                                  CONOCO INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 1999

            SEE REVERSE FOR TELEPHONE AND INTERNET VOTING PROCEDURES

     The undersigned hereby appoints Edgar S. Woolard, Jr. and Archie W. Dunham, and each of them, proxies, with full power of substitution and resubstitution, to vote all shares of Common Stock of Conoco Inc. which the undersigned is entitled to vote if personally present at the annual meeting of stockholders of Conoco Inc. to be held on May 12, 1999 or at any adjournment thereof, on each of the items on the reverse side and in accordance with the directions given there, and in their discretion on all other matters that may properly come before the annual meeting and any adjournment thereof, hereby revoking any proxy heretofore given.

     If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

MEETING ATTENDANCE

     If you plan to attend the Annual Meeting, please locate the registration materials enclosed in the proxy statement. Please complete and return the postage paid registration card and bring the admission ticket with you to the Annual Meeting. Directions to the meeting site are on the back of the admission ticket.

[REVERSE OF PROXY]

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                                                                FOR                           WITHHELD
1. Election of Directors                                        [ ]                             [ ]
   Nominees:
   (1) Ruth R. Harkin
   (2) Frank A. McPherson
   (3) Gary M. Pfeiffer
   For, except vote withheld for the following nominees:

--------------------------------------------------------
                                                                FOR           AGAINST         ABSTAIN
2. Approval of the 1998 Stock and Performance Incentive         [ ]             [ ]             [ ]
   Plan of Conoco Inc.
3. Approval of the 1998 Key Employee Stock Performance          [ ]             [ ]             [ ]
   Plan of Conoco Inc.
4. Ratification of the appointment of                           [ ]             [ ]             [ ]
   PricewaterhouseCoopers LLP as Conoco's independent
   public accountants for the year ending December 31,
   1999.
Check this box if you have comments or change of address        [ ]
  and use the back of this card.

SIGNATURE(s)                                DATE:
            ----------------------------         -------------------------------

----------------------------------------
Sign exactly as name appears hereon. (Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a Corporation, please give full corporate name by authorized officer.)

IF YOU ARE VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
                                 [CONOCO LOGO]

                 CONOCO INC. -- ANNUAL MEETING -- MAY 12, 1999

                   CONOCO ENCOURAGES PHONE OR INTERNET VOTING
                         24 hours a day, 7 days a week
               This eliminates the need to return the proxy card

ON A TOUCH-TONE PHONE, CALL TOLL-FREE 1-800-OK2-VOTE (OUTSIDE THE US AND CANADA, CALL 201-324-0377). YOU WILL HEAR THESE INSTRUCTIONS:

- Enter the last four digits from your social security number.

- Enter the control from the box above, just below the perforation.

- You will then have two options:

  OPTION 1:  To vote as the Board of Directors recommends on all proposals; or

  OPTION 2:  To vote on each proposal separately.

- Your vote will be repeated to you and you will be asked to confirm it.

LOG ONTO THE INTERNET AND TYPE: HTTP://WWW.VOTE-BY-NET.COM

- Have your proxy card ready and follow the instructions.

- You will be able to elect to receive future mailings via the internet.

Your electronic vote authorizes the proxies named on the reverse of this card to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

  IF YOU HAVE VOTED BY PHONE OR INTERNET, PLEASE DO NOT RETURN THE PROXY CARD.

APPENDIX B -- ADMISSION MATERIALS

                                          -----------------
                                              NO POSTAGE
                                              NECESSARY
                                              IF MAILED
                                               IN THE
                                            UNITED STATES
                                          -----------------

                           -----------------------------------------------------
       TEAR OFF                             BUSINESS REPLY CARD
     REGISTRATION              FIRST CLASS MAIL PERMIT NO. 7  PONCA CITY, OK
     CARD HERE &           -----------------------------------------------------
  ------------------                 POSTAGE WILL BE PAID BY ADDRESSEE
     COMPLETE THE
     REVERSE AND                     CONOCO INC.
    MAIL THE CARD                    Shareholder Relations, ML 3148
    IF YOU PLAN TO                   PO BOX 2197
      ATTEND THE                     Houston TX 77252-9896
   ANNUAL MEETING.

--------------------------------------------------------------------------------
              ANNUAL MEETING OF STOCKHOLDERS
                MAY 12, 1999 -- 10:30 A.M.

                                          [CONOCO LOGO]

 -------------------------------------------------------------------------------
                    REGISTRATION CARD

 -------------------------------------------------------------------------------

    You must be a stockholder of record as of March
    15, 1999 in order to attend the meeting.

    Name of Stockholder:
                 -------------------------------------

    Signature:
         ---------------------------------------------

    Date:
      ------------------------------------------------

    [ ]  Check if Employee Stockholder

    If you plan to attend the annual meeting, you must
    mail this registration card and present the
    admission ticket at the door.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   [CONOCO LOGO]

                                    ANNUAL MEETING OF STOCKHOLDERS

                                      MAY 12, 1999 -- 10:30 A.M.

                                      HOUSTON MARRIOTT WESTSIDE
                                          13210 KATY FREEWAY
                                         HOUSTON, TEXAS 77079

     ---------------------------------------------------------------------------
                                           ADMISSION TICKET

     ---------------------------------------------------------------------------
                          You must be a stockholder of record as of March
                          15, 1999 in order to attend the annual meeting.
                          Name of Stockholder:
                                     ---------------------------------------
                          Signature:
                                --------------------------------------------

                          Date:
                             -----------------------------------------------

                          [ ]  Check if Employee Stockholder

                          If you plan to attend the annual meeting, you must mail the registration card and present this admission ticket at the door. Directions to the meeting are on the reverse of this admission ticket.

--------------------------------------------------------------------------------
              TEAR OFF
             ADMISSION
           TICKET HERE &
            PRESENT THE
             TICKET AT
              THE DOOR
           FOR ADMISSION
               TO THE
          ANNUAL MEETING.

--------------------------------------------------------------------------------

     DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

                  FROM DOWNTOWN HOUSTON

                HOUSTON MARRIOTT WESTSIDE
                    13210 KATY FREEWAY
                   HOUSTON, TEXAS 77079
                      (281) 558-8338

                      -- Take I-10 West 3 miles past
                         Sam Houston Tollway

                      -- Exit Eldridge Parkway, Exit
                         753A

                      -- Turn right (North) on
                         Eldridge Parkway

                      -- The hotel will be immediately
                         on your left

--------------------------------------------------------------------------------

                                                                      APPENDIX C

                                                                27 October, 1998

                    1998 STOCK AND PERFORMANCE INCENTIVE PLAN

                                       OF

                                   CONOCO INC.

                    (AS AMENDED EFFECTIVE AS OF MAY 12, 1999)


         1. Plan. This 1998 Stock and Performance Incentive Plan of Conoco Inc. (the "Plan") was adopted by Conoco Inc. (the "Company") to reward certain corporate officers and key employees of Conoco Inc., certain independent contractors and nonemployee directors of Conoco Inc. by providing for certain cash benefits and by enabling them to acquire shares of common stock of Conoco Inc., and the Plan has been amended effective May 12, 1999.

         2. Objectives. The purpose of this 1998 Stock and Performance Incentive Plan of Conoco Inc. is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of awards to key employees, independent contractors and directors who can contribute materially to the success and profitability of the Company and its Subsidiaries and to provide for issuance of awards in connection with the "Option Program" under which certain existing DuPont awards will be canceled at the election of the holder. Such awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company's continued success and progress. This Plan will also enable the Company and its Subsidiaries to attract and retain such employees, independent contractors and directors.

         3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

                  "Annual Director Award Date" means, for each year beginning on or after the IPO Closing Date, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

                  "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement, where applicable).

                  "Award" means an Employee Award, a Director Award or an Independent Contractor Award.

                  "Award Agreement" means any Employee Award Agreement, Director Award Agreement or Independent Contractor Award Agreement.

                  "Board" means the Board of Directors of the Company.

                  "Cash Award" means an award denominated in cash.

                  "Chairman" means the Chairman of the Board as of the IPO Pricing Date.

                  "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

                  "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan; provided, however, that prior to the IPO Closing Date, except for purposes of any action to be taken by the Committee under the Option Program, "Committee" shall mean the Compensation Committee of the Board of Directors of DuPont. For any action to be taken under the Option Program prior to the IPO Closing Date, the Compensation Committee of the Board of Directors of DuPont shall function as the "Committee" solely with respect to Participants residing in the United States.

                  "Common Stock" means the Class A Common Stock or Class B Common Stock, except where the context requires that the reference is to one of such classes.

                  "Company" means Conoco Inc., a Delaware corporation.

                  "Director Award" means a Director Option or Stock Unit.

                  "Director Award Agreement" means a written agreement setting forth the terms, conditions and limitations applicable to a Director Award.

                  "Director Option" means a Nonqualified Stock Option granted to a Nonemployee Director pursuant to paragraph 9 hereof.

                  "Directors Deferred Compensation Plan" means the Conoco Inc. Deferred Compensation Plan for Nonemployee Directors established under the Plan.

                  "Disability" means, with respect to a Nonemployee Director, the inability to perform the duties of a member of the Board for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

                  "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

                  "DuPont" means E. I. du Pont de Nemours and Company, a Delaware corporation.

                  "DuPont Award" means an option, stock appreciation right or other form of stock award granted by DuPont pursuant to the DuPont Stock Performance Plan, the DuPont Variable Compensation Plan, the DuPont Corporate Sharing Plan or the Conoco Unit Option Plan.

                  "Employee" means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and is expected to become such an employee within the following six months.

                  "Employee Award" means any Option, SAR, Stock Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

                  "Employee Award Agreement" means a written agreement setting forth the terms, conditions and limitations applicable to an Employee Award.

                  "Fair Market Value" of a share of Class A Common Stock or Class B Common Stock means, as of a particular date, (i) if shares of that class of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of such Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise,
(ii) if shares of that class of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of such class of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the Nasdaq National Market at the time of exercise, (iii) if that class of Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau

Incorporated or (iv) if shares of that class of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose; provided that, notwithstanding the foregoing, "Fair Market Value" in the case of any Award granted in connection with the IPO means the price per share of Common Stock set on the IPO Pricing Date, as set forth in the final prospectus relating to the IPO.

                  "Grant Date" means the date an Award is granted to a Participant pursuant to the Plan.

                  "Grant Price" means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

                  "Incentive Stock Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

                  "Independent Contractor" means a person providing services to the Company or any of its Subsidiaries, or who will provide such services, except an Employee or Nonemployee Director.

                  "Independent Contractor Award" means any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Independent Contractor pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

                  "Independent Contractor Award Agreement" means a written agreement setting forth the terms, conditions and limitations applicable to an Independent Contractor Award.

                  "IPO" means the first time a registration statement filed under the Securities Act of 1933 and respecting an underwritten primary offering by the Company of shares of Common Stock is declared effective under that Act and the shares registered by that registration statement are issued and sold by the Company (otherwise than pursuant to the exercise of any over-allotment option).

                  "IPO Closing Date" means the date on which the Company first receives payment for the shares of Common Stock it sells in the IPO.

                  "IPO Pricing Date" means the date of the execution and delivery of an underwriting or other purchase agreement among the Company and the underwriters relating to the IPO setting forth the price at which shares of Common Stock will be issued and sold by the Company to the underwriters and the terms and conditions thereof.

                  "Nonemployee Director" means an individual serving as a member of the Board who is not an employee of DuPont or any of its Subsidiaries or the Company or any of its Subsidiaries.

                  "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

                  "Option" means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

                  "Option Program" means a program involving the cancellation of certain existing DuPont Awards, and the issuance upon such cancellation of comparable awards with respect to Class A Common Stock, in which certain employees will be given the option to participate in connection with the IPO.

                  "Option Program Award" means an Option, SAR or Stock Award granted pursuant to Section 8(d) in connection with the Option Program.

                  "Option Value" means the value of a Director Option as determined on the basis of a generally accepted valuation methodology as determined by the Board.

                  "Participant" means an Employee, Director or Independent Contractor to whom an Award has been granted under this Plan.

                  "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee or Independent Contractor that is subject to the attainment of one or more Performance Goals.

                  "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

                  "Restricted Stock" means Common Stock that is restricted or subject to forfeiture provisions.

                  "Restriction Period" means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

                  "Stock Appreciation Right" or "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

                  "Stock Award" means an Award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock.

                  "Stock Unit" means a unit equal to one share of Class A Common Stock or Class B Common Stock (as determined by the Committee) (as adjusted pursuant to Section 3.6 of the Directors Deferred Compensation Plan) granted to a Nonemployee Director.

                  "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

         4. Eligibility.

                  (a) Employees. Employees eligible for the grant of Employee Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

                  (b) Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Nonemployee Directors.

                  (c) Independent Contractors. All Independent Contractors are eligible for the grant of Independent Contractor Awards under this Plan.

                  5. Common Stock Available for Awards.

                  (a) Subject to the provisions of paragraph 15 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed the greater of (a) 20,000,000 shares or (b) 3.3% of the number of shares of Common Stock (including both Class A and Class B) outstanding at the time of granting such Award. No more than 7,000,000 shares of Class A Common Stock and Class B Common Stock (in the aggregate) shall be available for Incentive Stock Options. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

                  (b) Option Program Awards shall not be subject to the limitations in paragraph 8(b), nor shall such Awards count against the limitations on Common Stock available for Awards set forth in paragraph 5(a). Option Program Awards shall be subject to such terms and conditions as the Committee may establish in accordance with Section 8(d), but shall in all events comply with the applicable provisions of that certain Restructuring, Transfer, and Separation Agreement to which the Company and DuPont are parties and shall in all respects comply with the provisions of Exhibit 10.3 thereto (the Employee Matters Agreement).

         6. Administration.

                  (a) This Plan shall be administered by the Committee except as otherwise provided herein.

                  (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award or Independent Contractor Award, accelerate the vesting or exercisability of an Employee Award or Independent Contractor Award, eliminate or make less restrictive any restrictions applicable to an Employee Award or Independent Contractor Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards or to Independent Contractor Awards) or an Employee Award or Independent Contractor Award or otherwise amend or modify an Employee Award or Independent Contractor Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award or Independent Contractor Award was granted or (ii) consented to by such Participant. The Committee may grant an Award to an Employee who it expects to become an employee of the Company or any of its Subsidiaries within the following six months, with such Award being subject to the individual's actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

                  (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

         7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

         8. Employee and Independent Contractor Awards.

                  (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award shall be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

                  (i) Option. An Employee Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

                  (ii) Stock Appreciation Rights. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

                  (iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

                  (iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.


                  (v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets, decrease in costs, shareholder value, net cash flow, total shareholder return, return on capital, return on investors' capital, operating income, funds from operations, cash flow, cash from operations, after-tax operating income, reserve addition, proceeds from dispositions, production volumes, refinery runs, net cash flow before financing activities, reserve replacement ratio, finding and development costs, refinery utilizations and total market value. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

                  (b) Notwithstanding anything to the contrary contained in this Plan excluding paragraph 5(b), the following limitations shall apply to any Employee Awards made hereunder:

                  (i) no Participant may be granted, during any calendar year, Employee Awards consisting of Options or SARs that are exercisable for more than 2,500,000 shares of Common Stock (whether Class A Common Stock, Class B Common Stock, or a combination of such classes);

                  (ii) no Participant may be granted, during any calendar year, Stock Awards covering or relating to more than 150,000 shares of Common Stock (whether Class A Common Stock, Class B Common Stock, or a combination of such classes) (the limitation set forth in this clause
         (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

                  (iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or Stock Awards) in respect of any calendar year having a value determined on the Grant Date in excess of $7,500,000.

                  (c) The Committee shall have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made under this Plan and the terms, conditions and limitations applicable to such Awards.

                  (d) Holders of DuPont Awards who elect to participate in the Option Program may be granted Option Program Awards under this Plan. An Option Program Award shall generally be subject to the same terms and conditions as the canceled DuPont Award, with appropriate adjustments to exercise price and the number of shares subject to the Option Program Award, subject to such other terms as are determined by the Committee.

         9. Director Awards. Each Nonemployee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreements. Notwithstanding anything to the contrary contained herein, Director Awards shall not be granted in any year in which a sufficient number of shares of Common Stock are not available to make all such scheduled Awards under this Plan.

                  (a) Initial Director Options. On the IPO Pricing Date, each Nonemployee Director, other than the Chairman, and each person who has agreed to become a Nonemployee Director in connection with the IPO shall be automatically granted a Director Option on that number of shares of Class A Common Stock such that the aggregate Option Value is $30,000, and the Chairman shall be automatically awarded a Director Option on that number of shares of Class A Common Stock such that the aggregate Option Value is $1,300,000, but in the case of a person who is not a Nonemployee Director on such date, subject to that person becoming a Nonemployee Director no later than the next regularly scheduled meeting of the Board.

                  (b) Annual Director Options. On each Annual Director Award Date, each Nonemployee Director other than the Chairman shall automatically be granted a Director Option (on either of Class A Common Stock or Class B Common Stock, as determined by the Committee) such that the aggregate Option Value is $30,000.

                  (c) Terms of Director Option. Each Director Option shall have a term of ten years following the Grant Date. The Grant Price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock subject to such Option on the Grant Date. All Director Options shall be fully vested after 6 months of service as a Nonemployee Director. All Director Options shall become exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the Grant Date and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the Grant Date. Notwithstanding the foregoing exercise schedule, all Director Options held by a Nonemployee Director shall immediately become fully exercisable if the Nonemployee Director terminates his or her status as a member of the Board by reason of the director's death or Disability.

                  (d) Director Option Agreements. Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by an Authorized Officer for and on behalf of the Company.

                  (e) Initial Stock Units. On the IPO Pricing Date, each Nonemployee Director, other than the Chairman, and each person who has agreed to become a Nonemployee Director in connection with the IPO shall be automatically granted that number of Stock Units under the Director's Deferred Compensation Plan determined by dividing $95,000 by the Fair Market Value of Class A Common Stock on the IPO Pricing Date, and the Chairman shall be automatically granted that number of Stock Units under the Director's Deferred Compensation Plan determined by dividing $100,000 by the Fair Market Value of Class A Common Stock on the IPO Pricing Date; provided, however, that in the case of a person who is not a Nonemployee Director on such date, the grant under this subparagraph (e) shall be subject to that person becoming a Nonemployee Director no later than the next regularly scheduled meeting of the Board. Initial Stock Units shall relate to Class A Common Stock.

                  (f) Other Stock Unit Grants. From and after the IPO Closing Date, on the date of his or her first appointment or election to the Board, a Nonemployee Director shall automatically be granted that number of Stock Units (relating to Class A Common Stock or Class B Common Stock as determined by the Committee) determined by dividing $95,000 by the Fair Market Value of the applicable Common Stock on the date of election to the Board. In addition, on each Annual Director Award Date, each Nonemployee Director other than the Chairman shall automatically be granted an additional number of Stock Units (relating to Class A Common Stock or Class B Common Stock as determined by the Committee) determined by dividing $20,000 by the Fair Market Value of the applicable class of Common Stock on such date.

                  (g) Terms of Stock Units. Stock Units granted under this Plan shall be accounted for and subject to the terms and conditions of the Director's Deferred Compensation Plan, including provisions that the Stock Units cannot be distributed or made available to the Nonemployee Director before the expiration of three years from the Grant Date, except by reason of death or Disability of the director, and that dividend equivalents shall be accumulated and reinvested in additional Stock Units.

                  (h) Stock Unit Agreements. Any Award of Stock Units shall be embodied in a Director Award Agreement, which shall contain the terms and conditions and limitations set forth above, and applicable terms and conditions from the Director's Deferred Compensation Plan, and shall be signed by the Participant to whom the Stock Units are granted and by an Authorized Officer for and on behalf of the Company.

         10. Payment of Awards.

                  (a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or the appropriate class of Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine. Payment of Stock Units awarded to Nonemployee Directors shall be governed by the Director's Deferred Compensation Plan.

                  (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

                  (c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

                  (d) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee or Independent Contractor may be offered an election to substitute an Employee

Award or Independent Contractor Award for another Employee Award or Independent Contractor Award or Employee Awards or Independent Contractor Awards of the same or different type.

                  (e) Cash-out of Awards. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of the applicable class of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

         11. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

         12. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee or Independent Contractor to permit the payment of taxes required by law.

         13. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements.

         14. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

         15. Adjustments.

                  (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding shares of either class of Common Stock, declaration of a dividend payable in shares of either class of Common Stock or other stock split, then (i) the number of shares of such class of Common Stock reserved under this Plan,
(ii) the number of shares of such class of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting any class of Common Stock or any distribution to holders of any class of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of such class of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment or (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

         16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

         17. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

         18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

         19. Effectiveness. The Plan, as approved by the Board, was effective as of October 16, 1998. This Plan was approved by the stockholder of the Company on October 19, 1998. The amendments to the Plan to permit the grant of Awards denominated in Class B Common Stock shall be effective on May 12, 1999 and are conditioned upon the approval of the stockholders of the Company prior to December 31, 1999.

                                   CONOCO INC.

                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                    (AS AMENDED EFFECTIVE AS OF MAY 12, 1999)


                                    ARTICLE I
                        PURPOSES OF PLAN AND DEFINITIONS


                  1.1 Purpose. Pursuant to the 1998 Stock and Performance Incentive Plan, Conoco Inc., a Delaware corporation, established the Conoco Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan") for the purpose of providing non-employee directors of the Company the opportunity to defer a portion of their compensation and to provide greater incentives for those Directors to attain and maintain the highest standards of performance, to attract and retain Directors of outstanding competence and ability, to stimulate the active interest of such persons in the development and financial success of the Company, to further the identity of interests of such Directors with those of the Company's stockholders generally, and to reward such Directors for outstanding performance. The Plan has been amended effective May 12, 1999.

                  1.2 Definitions.

                  "Applicable Annual Rate" will initially be 7.14% and will be adjusted as of January 1 of each year to that rate which is equal to 120% of the applicable federal long-term rate for the month of January of such year as published by the Internal Revenue Service pursuant to
         Section 1274(d) of the Code.

                  "Award" means any incentive award made to a Participant under the Plan or any other Plan of the Company.

                  "Beneficiary" means the person(s) or entity(ies) designated by the Participant, as provided in Section 4.5, to receive any payments otherwise due the Participant under this Plan in the event of the Participant's death.

                  "Board of Directors" or "Board" means the Board of Directors of the Company.

                  "Cash Compensation" means all of the cash compensation payable to a Participant, including annual, meeting and other fees.

                  "Change in Control" means a Change in Control as defined in the Conoco Inc. Key Employee Severance Plan, as amended from time to time.

                  "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

                  "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means such committee of the Board as is designated by the Board to administer the Plan in accordance with Article II, but
         (i) prior to the IPO shall be the Board or such other persons as are authorized by the Board and (ii) after the IPO shall initially be the Compensation Committee of the Board.

                  "Common Stock" means the Class A Common Stock or Class B Common Stock, except where the context requires that the reference is to one of such classes.

                  "Company" means Conoco Inc.

                  "Deferred Compensation Period" means such period of 365 days (or such longer or shorter period) as shall from time to time be prescribed by the Committee for which Participants shall be entitled to defer receipt of all or any part of their Cash Compensation.

                  "Deferred Interest Bearing Account" means the bookkeeping account maintained for each Participant to record certain amounts deferred by the Participant in accordance with Article III hereof.

                  "Determination Date" means the date on which payment of a Participant's deferred compensation is made or commences, as determined in accordance with Section 4.1.

                  "Director" means an individual who is serving as a member of the Board.

                  "Effective Date" means the IPO Closing Date.

                  "Election Effective Date" means the date upon which a Participant's deferred compensation is credited to his Deferred Interest Bearing Account pursuant to Section 3.3 of this Plan.

                  "Eligible Director" means each Director who is not an employee of E.I. duPont de Nemours and Company or of any of its subsidiaries, or of the Company or of any of the Company's subsidiaries.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Fair Market Value" of a share of Class A Common Stock or Class B Common Stock means, as of a particular date, (i) if shares of that class of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of such Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, (ii) if shares of that class of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of such class of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, (iii) if that class of Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of that class of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose; provided that, notwithstanding the foregoing, "Fair Market Value" in the case of any Award made in connection with the IPO, means the price per share to the public of the Common Stock in the IPO, as set forth in the final prospectus relating to the IPO. "Fair Market Value" of a Stock Unit means, as of a particular date, the Fair Market Value of a share of the applicable class of Common Stock on such date.

                  "IPO" means the first time a registration statement filed under the Securities Act of 1933 and respecting an underwritten primary offering by the Company of shares of common stock of the Company is declared effective under that Act and the shares registered by that registration statement are issued and sold by the Company (otherwise than pursuant to the exercise of any overallotment option).

                  "IPO Closing Date" means the date on which the Company first receives payment for the shares of common stock of the Company it sells in the IPO.

                  "Participant" means an Eligible Director who elects to participate in the Plan or is otherwise credited with Stock Units pursuant to Article III.

                  "Stock Account" means the bookkeeping account maintained for each Participant to record certain amounts deferred by the Participant in accordance with Article III hereof.

                  "Stock Unit" means a unit equal to one share of Class A Common Stock or Class B Common Stock (as determined in accordance with Section 3.2) (as adjusted pursuant to Section 3.6), utilized for the purpose of measuring the benefits payable under Section 4.3.

                  "Total Deferred Unit Amount" means the aggregate Fair Market Value on the Valuation Date coinciding with or immediately preceding the Determination Date of the number of Stock Units then credited to a Participant's Stock Account.

                  "Valuation Date" means the Effective Date and the first day of each month thereafter or, in the event the applicable class of Common Stock is traded or quoted on a national securities exchange or in the over-the-counter market, each day on which a sale or sales of such Common Stock is reported or a quotation for such Common Stock is available (as the case may be).

                  "1998 Incentive Plan" means the 1998 Stock and Performance Incentive Plan of Conoco Inc.


                                   ARTICLE II
                           ADMINISTRATION OF THE PLAN

                  2.1 Committee. This Plan shall be administered by the Committee. The Committee shall consist of at least two members of the Board.

                  2.2 Committee's Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, determine the eligibility of individuals to participate herein, determine the amount of Cash Compensation a Participant may elect to defer, or waive any restriction or other provision of this Plan. The Committee shall determine whether, and under what conditions, Stock Units are to relate to either or both of Class A Common Stock or Class B Common Stock. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

                  2.3 Committee Determinations Conclusive. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

                  2.4 Committee Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 2.5 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by an officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

                  2.5 Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.


                                   ARTICLE III
                                    ACCOUNTS

                  3.1 Establishment of Accounts. The Company shall set up an appropriate record (hereinafter called the "Deferred Interest Bearing Account") which will from time to time reflect the name of each Participant and the amounts deferred by such Participant to an interest bearing account pursuant to
Section 3.2. The Company shall also set up an appropriate record (hereinafter called the "Stock Account") which will from time to time reflect the name of each Participant, the number of Stock Units (distinguished by whether the Stock Unit relates to Class A Common Stock or Class B Common Stock) credited to such Participant pursuant to Section 3.2, and the Fair Market Value of that number of Stock Units credited to the Participant.

                  3.2 Deferred Compensation.

                  (a) A Participant may elect to defer receipt of all or any part of the Cash Compensation payable to the Participant for serving on the Board of Directors for any Deferred Compensation Period. At the election of the Participant, the amount deferred shall be credited to:
         (a) his or her Deferred Interest Bearing Account; (b) his or her Stock Account; or (c) a combination of both. If a Participant chooses to receive a credit to his Stock Account, a number of Stock Units (rounded up to the nearest whole number) relating to either Class A Common Stock or Class B Common Stock, as elected by the Participant with the consent of the Committee, having a Fair Market Value on the Election Effective Date equal to the dollar amount of fees the Participant elects to forego in the applicable Deferred Compensation Period in exchange for Stock Units shall be credited to such account. A Participant may only elect to defer Cash Compensation which is otherwise payable after an election to defer compensation is made pursuant to Section 5.1 hereof.

                  (b) As additional deferred compensation and pursuant to the requirements of paragraph 9 of the 1998 Incentive Plan, each Eligible

         Director shall be credited with certain Stock Units on the later to occur of the IPO Pricing Date or the initial election of an individual as an Eligible Director and on each subsequent Annual Director Award Date, as provided for in paragraph 9 of the 1998 Incentive Plan.

                  3.3 Crediting of Deferred Amounts.

                  (a) Any Cash Compensation credited to a Participant's Deferred Interest Bearing Account or Stock Account shall be credited to such account on the last day of the month in which the deferred Cash Compensation would otherwise have been paid (the "Election Effective Date"). For example, if a Participant effectively elects to defer Cash Compensation to his Deferred Interest Bearing Account for a Deferred Compensation Period of 365 days beginning January 1 by notifying the Company in the manner provided in Section 5.1, the Cash Compensation which accrues for the month of January shall be credited to such Participant's Deferred Interest Bearing Account on January 31.

                  (b) Any Stock Units credited under the 1998 Incentive Plan to a Participant as described in Section 3.2(b) hereof shall be credited to the Participant's Stock Account as of the date specified in Section 3.2(b) hereof.

                  3.4 Interest on Deferred Interest Bearing Accounts. The amount of deferred compensation credited to a Participant's Deferred Interest Bearing Account will bear interest from (but excluding) the date so credited, to (and including) the Determination Date, at a rate per annum equal to the Applicable Annual Rate in effect from time to time, compounded monthly, and such interest shall be credited to the Deferred Interest Bearing Account as of the last day of each calendar month during the applicable Deferred Compensation Period and the last day of the calendar month in which such period ends (or, if applicable, the Determination Date). Interest so credited shall similarly bear interest from (but excluding) the date so credited, to (and including) the Determination Date, at a rate per annum equal to the Applicable Annual Rate in effect from time to time, compounded monthly and credited as of the last day of each calendar month during the applicable Deferred Compensation Period and the last day of the calendar month in which such period ends (or, if applicable, the Determination
Date).

                  3.5 Dividends. As of each date that dividends are paid with respect to a class of Common Stock, a Participant who has any outstanding Stock Units relating to that class of Common Stock credited to his Stock Account shall have a number of Stock Units relating to that class of Common Stock credited to his Stock Account with respect to such dividends. The Stock Units credited in respect of dividends shall have a Fair Market Value equal to the dollar amount of the dividend paid per share of Common Stock as of such dividend payment date multiplied by the number of Stock Units relating to that class of


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



Common Stock credited to the Participant's Stock Account immediately prior to such dividend payment date.

                  3.6 Adjustments.

                  (a) Exercise of Corporate Powers. The existence of this Plan and any outstanding Stock Units credited hereunder shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) Recapitalizations, Reorganizations and Other Activities. In the event of any subdivision or consolidation of outstanding shares of either class of Common Stock, declaration of a dividend payable in shares of either class of Common Stock or other stock split, then (i) the number of Stock Units relating to such class of Common Stock and
         (ii) the appropriate Fair Market Value and other price determinations for such Stock Units shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting any class of Common Stock or any distribution to holders of any class of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of Stock Units relating to such class of Common Stock and (ii) the appropriate Fair Market Value and other price determinations for such Stock Units to give effect to such transaction; provided that such adjustments shall only be such as are necessary to preserve, without increasing, the value of such units. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume units by means of substitution of new units, as appropriate, for previously issued units or an assumption of previously issued units as part of such adjustment.

                                   ARTICLE IV
                                    PAYMENTS

                  4.1 Period of Deferral. A Participant may elect that payment of amounts credited to the Participant under the Plan be made or commence at (a) a date that is five years following the date of the termination of the Participant's status as a Director of the Company, or (b) the date of the termination of the Participant's status as a Director of the Company (either of such dates elected by the Participant to be known as the "Determination Date"). If alternative (a) is elected by the Participant, payment will be made or will commence within 60 days after the date that is five years after termination of the Participant's status as a Director of the Company. If alternative (b) is elected by the Participant, payment will be made or will commence within 60 days after termination of the Participant's status as a Director of the Company. Notwithstanding the foregoing, except in the case of death or disability of a Director, no amount may be distributed in respect of a Stock Unit awarded under the 1998 Incentive Plan until such Stock Unit has been held under this Plan for three years.

                  4.2 Payment of Amounts in Deferred Interest Bearing Account. As of the Determination Date, the sum of the amounts theretofore credited to a Participant's Deferred Interest Bearing Account for each Deferred Compensation Period plus all interest accrued thereon to, and including, the Determination Date (the "Total Deferred Compensation Amount") shall be calculated. A Participant shall receive payment of his Total Deferred Compensation Amount with respect to each Deferred Compensation Period in the form he has previously elected under Section 4.4.

                  4.3 Payment of Amounts in Stock Account. As of the Determination Date, the aggregate Fair Market Value on the Valuation Date coinciding with or immediately preceding the Determination Date of that number of Stock Units credited to a Participant's Stock Account as of such Determination Date with respect to each Deferred Compensation Period and with respect to each Award under the 1998 Incentive Plan shall be calculated. The result is the "Total Deferred Unit Amount." A Participant shall receive payment of his Total Deferred Unit Amount with respect to each Deferred Compensation Period or 1998 Incentive Plan Award in the form he has previously elected under
Section 4.4.

                  4.4 Form of Payment. Payment to a Participant of amounts in his Deferred Interest Bearing Account shall be made in the form of cash. Payment to a Participant in respect of a Stock Unit in his Stock Account shall be made in the form of that class of Common Stock to which the unit relates; provided that under conditions established by the Committee, a Participant may elect to receive an amount payable in respect of a Stock Unit in the form of cash. Payment to a Participant of amounts in both accounts shall be made by one of the following methods: (a) a lump sum, (b) three substantially equal consecutive annual installments, or (c) five substantially equal consecutive annual installments; subject to the requirements of Section 4.1 hereof that no amount is distributable in respect of a Stock Unit Award under the 1998 Incentive Plan until it has been held for three years, except in the case of death or disability of a Director. The Total Deferred Compensation Amount and the Total Deferred Unit Amount that is to be distributed in cash shall bear interest from, but excluding, the Determination Date to, and including, the date paid at the Applicable Annual Rate as in effect from time to time, compounded monthly, and the payment of each annual installment shall be accompanied by payment of the amount of interest accrued thereon.

                  4.5 Death Prior to Payment. In the event that a Participant dies prior to payment of all of the amounts payable pursuant to the Plan, any remaining amounts together with all interest accrued thereon, shall be paid to the Participant's designated Beneficiary in a lump sum within 60 days following the Company's notification of the Participant's death. If no Beneficiary has been designated, such payment shall be made to the Participant's estate. A beneficiary designation, or revocation of a prior beneficiary designation, shall be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Committee. In the event that a Participant dies prior to payment of all of the amounts payable pursuant to the Plan, and the designated Beneficiary dies prior to payment of all the amounts payable pursuant to the Plan, payment shall be made to the Participant's estate in a lump sum within 60 days of notification of the Beneficiary's death.

                  4.6 Payments to Minors and Incompetents. Should the Participant become incompetent or should the Participant designate a Beneficiary who is a minor or incompetent, the Company shall be authorized to pay such funds to a parent or guardian of such minor or incompetent, or directly to such minor or incompetent, whichever manner the Committee shall determine in its sole discretion.

                  4.7 Change in Control. Participants may elect that upon a Change in Control, the entire amounts payable under Sections 4.2 and 4.3 be made in a lump sum payment within 60 days of the Change in Control.


                                    ARTICLE V
                               ELECTING DEFERRALS

                  5.1 Manner of Electing Deferral. Each election made by a Participant to defer Cash Compensation under the Plan (i) shall take the form of a written document (provided by the Company) signed by the Participant and filed with the Committee, (ii) shall designate the Deferred Compensation Period for which such deferral is elected, the account to which such deferral shall be credited, the class of Common Stock to which any Stock Unit is to relate, the period of deferral and the form and manner of payment, (iii) shall only apply to Cash Compensation payable after the date of such election and (iv) may not be revoked or modified without the prior written approval of the Committee if the proposed revocation or modification applies to amounts deferred with respect to a Deferred Compensation Period which has already commenced at the time such revocation or modification is proposed to be effected. With respect to each award of Stock Units made to a Participant under the 1998 Incentive Plan, as described in Section 3.2(b) hereof, the Participant shall make an election which (i) shall take the form of a written document (provided by the Company) signed by the Participant and filed with the Committee, (ii) shall designate the period of deferral and the form and manner of payment elected by the Participant, and (iii) may not be revoked or modified without the prior written approval of the Committee. The Committee shall be authorized to adopt such rules and limitations as it shall determine are necessary or appropriate with respect to the timing of elections to defer compensation under the Plan.


                                   ARTICLE VI
                                  MISCELLANEOUS

                  6.1 Unfunded Plan. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. This Plan shall be unfunded. Funds invested hereunder shall continue for all purposes to be part of the general funds of the Company. To the extent that a Participant acquires a right to receive payments from the Company under the Plan, such right shall not be greater than the right of any unsecured general creditor of the Company and such right shall be an unsecured claim against the general assets of the Company. Although bookkeeping accounts may be established with respect to Participants, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to cash or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

                  6.2 Title to Funds Remains with Company. Amounts credited to each Participant's Deferred Interest Bearing Account and Stock Account shall not be specifically set aside or otherwise segregated, but will be combined with corporate assets. Title to such funds will remain with the Company and the Company's only obligation will be to make timely payments to Participants in accordance with the Plan.

                  6.3 Statement of Account. A statement will be furnished to each Participant annually on such date as may be determined by the Committee stating the balance of the Participant's Deferred Interest Bearing Account and Stock Account and accrued interest thereon as of a recent date designated by the Committee.

                  6.4 Assignability. Except as provided in Section 4.5, no right to receive payment hereunder shall be transferable or assignable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any attempted assignment of any benefit under this Plan in violation of this Section 6.4 shall be null and void.

                  6.5 Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment, modification or termination shall, without the consent of the Participant, impair the rights of any Participant to the balance in such Participant's Deferred Interest Bearing Account or Stock Account or the amount of interest accrued thereon as of the date of such amendment, modification or termination. The Board may at any time and from time to time delegate to the Committee any or all of this authority under this
Section 6.5.

                  6.6 Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

                                                                      APPENDIX D

                    1998 KEY EMPLOYEE STOCK PERFORMANCE PLAN

                                       OF

                                   CONOCO INC.

                    (AS AMENDED EFFECTIVE AS OF MAY 12, 1999)


                  1. Plan. This 1998 Key Employee Stock Performance Plan of Conoco Inc. (the "Plan") was adopted by Conoco Inc. (the "Company") to reward certain employees of the Company by enabling them to acquire shares of common stock of the Company or receive payments determined by reference to such common stock, and the Plan has been amended effective May 12, 1999.

                  2. Objectives. The purpose of this 1998 Stock Performance Plan of Conoco Inc. is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of awards to employees and to provide for issuance of awards in connection with the "Option Program" under which certain existing DuPont awards will be canceled at the election of the holder. Such awards will give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company's continued success and progress.

                  3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

                  "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement, where applicable).

                  "Award" means any Option or SAR granted to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan

                  "Award Agreement" means a written agreement setting forth the terms, conditions and limitations applicable to an Award.

                  "Board" means the Board of Directors of the Company.

                  "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

                  "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan; provided, however, that prior to the IPO Closing Date, Committee shall mean the Compensation Committee of the Board of Directors of DuPont, except for purposes of any action to be taken by the Committee under the Option Program or with respect to Option Program Awards.

                  "Common Stock" means the Class A Common Stock or Class B Common Stock, except where the context requires that the reference is to one of such classes.

                  "Company" means Conoco Inc., a Delaware corporation.

                  "Director" means an individual serving as a member of the Board.

                  "DuPont" means E. I. du Pont de Nemours and Company, a Delaware corporation.

                  "DuPont Award" means an option or stock appreciation right granted by DuPont pursuant to the DuPont Stock Performance Plan, the DuPont Variable Compensation Plan, the DuPont Corporate Sharing Plan or the Conoco Unit Option Plan.

                  "Employee" means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and is expected to become such an employee within the following six months.

                  "Fair Market Value" of a share of Class A Common Stock or Class B Common Stock means, as of a particular date, (i) if shares of that class of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of such Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise,
(ii) if shares of that class of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of such class of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the Nasdaq National Market at the time of exercise, (iii) if that class of Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of that class of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose; provided that, notwithstanding the foregoing, "Fair Market Value" in the case of any Award granted in connection with the IPO means the price per share of Common Stock set on the IPO Pricing Date, as set forth in the final prospectus relating to the IPO.

                  "Grant Date" means the date an Award is granted to a Participant pursuant to the Plan.

                  "Grant Price" means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

                  "Incentive Stock Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

                  "IPO" means the first time a registration statement filed under the Securities Act of 1933 and respecting an underwritten primary offering by the Company of shares of Common Stock is declared effective under that Act and the shares registered by that registration statement are issued and sold by the Company (otherwise than pursuant to the exercise of any overallotment option).

                  "IPO Closing Date" means the date on which the Company first receives payment for the shares of Common Stock it sells in the IPO.

                  "IPO Pricing Date" means the date of the execution and delivery of an underwriting or other purchase agreement among the Company and the underwriters relating to the IPO setting forth the price at which shares of Common Stock will be issued and sold by the Company to the underwriters and the terms and conditions thereof.

                  "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

                  "Option" means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

                  "Option Program" means a program involving the cancellation of certain existing DuPont Awards, and the issuance upon such cancellation of comparable awards with respect to Class A Common Stock, in which certain employees will be given the option to participate in connection with the IPO.

                  "Option Program Award" means an Option or SAR granted pursuant to Section 8(c) in connection with the Option Program.

                  "Participant" means an Employee to whom an Award has been granted under this Plan.

                  "Stock Appreciation Right" or "SAR" means a right to receive a payment, in cash or in Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

                  "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

                  4. Eligibility. All Employees are eligible for the grant of Awards under this Plan.

                  5. Common Stock Available for Awards.

                  (a) Subject to the provisions of paragraph 14 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed the greater of (a) 18,000,000 shares or (b) 3.0% of the number of shares of Common Stock (including both Class A and Class B) outstanding at the time of granting such Award. No more than 6,000,000 shares of Class A Common Stock and Class B Common Stock (in the aggregate) shall be available for Incentive Stock Options. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

                  (b) Option Program Awards shall not be subject to the limitations in paragraph 8(b), nor shall such Awards count against the limitations on Common Stock available for Awards set forth in paragraph 5(a). Option Program Awards shall be subject to such terms and conditions as the Committee may establish in accordance with Section 8(c), but shall in all events comply with the applicable provisions of that certain Restructuring, Transfer, and Separation Agreement to which the Company and DuPont are parties and shall in all respects comply with the provisions of Exhibit 10.3 thereto (the Employee Matters Agreement).

                  6. Administration.

                  (a) The Plan shall be administered by the Committee.

                  (b) The Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may grant an Award to an Employee who it expects to become an employee of the Company or any of its Subsidiaries within the following six months, with such Award being subject to the individual's actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

                  (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

                  7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

                  8. Awards.

                  (a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the

         Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

                           (i) Options. An Award may be in the form of an
                  Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Incentive Stock Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

                           (ii) Stock Appreciation Rights. An Award may be in
                  the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

                  (b) Notwithstanding anything to the contrary contained in this Plan excluding paragraph 5(b), no Participant may be granted, during any calendar year, Awards that are exercisable for more than 200,000 shares of Common Stock (whether Class A Common Stock, Class B Common Stock, or a combination of such classes).

                  (c) Holders of DuPont Awards who elect to participate in the Option Program may be granted Option Program Awards under this Plan. An Option Program Award shall generally be subject to the same terms and conditions as the canceled DuPont Award, with appropriate adjustments to exercise price and the number of shares subject to the Option Program Award, subject to such other terms as are determined by the Committee.

                  9. Payment of Awards.

                  (a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or the appropriate class of Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

                  (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

                  (c) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

                  (d) Cash-out of Awards. At the discretion of the Committee, an Award may be settled by a cash payment equal to the difference between the Fair Market Value per share of the applicable class of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

                  10. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

                  11. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any payment hereunder and withhold, at the time of delivery of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

                  12. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and


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

(ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements.

                  13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

                  14. Adjustments.

                  (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding shares of either class of Common Stock, declaration of a dividend payable in shares of either class of Common Stock or other stock split, then (i) the number of shares of such class of Common Stock reserved under this Plan, (ii) the number of shares of such class of Common Stock covered by outstanding Awards, (iii) the Grant Price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Award limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting any class of Common Stock or any distribution to holders of any class of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of such class of Common Stock covered by Awards, (ii) the Grant Price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Award limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment or (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

                  15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

                  16. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

                  17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

                  18. Effectiveness. The Plan, as approved by the Board, was effective as of October 16, 1998. This Plan was approved by the stockholder of the Company on October 19, 1998. The amendments to the Plan to permit the grant of Awards denominated in Class B Common Stock shall be effective on May 12, 1999 and are conditioned upon the approval of the stockholders of the Company prior to December 31, 1999.


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